                                                                    EXHIBIT 10.1








                               KEY PLASTICS L.L.C.


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                                CREDIT AGREEMENT

                           dated as of March 26, 1999



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                               NBD BANK, as Agent

                               TABLE OF CONTENTS
                               -----------------

Section                                                                                                  Page
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ARTICLE I...................................................................................................1
        1.1 Certain Definitions.............................................................................1
        1.2 Other Definitions; Rules of Construction........................................................22
        1.3 Accounting Terms and Determinations.............................................................22


ARTICLE II..................................................................................................23
        2.1 Commitments of the Lenders......................................................................23
        2.2 Termination and Reduction of Commitments........................................................25
        2.3 Fees............................................................................................26
        2.4 Disbursement of Advances........................................................................26
        2.5 Conditions for First Disbursement...............................................................28
        2.6 Further Conditions for Disbursement.............................................................31
        2.7 Subsequent Elections as to Borrowings...........................................................31
        2.8 Limitation of Requests and Elections............................................................32
        2.9 Minimum Amounts; Limitation on Number of Borrowings.............................................32
        2.10 Borrowing Base Adjustments.....................................................................32
        2.11 Security and Collateral........................................................................32
        2.12 Noteless Agreement; Evidence of Indebtedness...................................................32



ARTICLE III.................................................................................................33
        3.1 Principal Payments..............................................................................36
        3.2 Interest Payments...............................................................................36
        3.3 Letter of Credit Reimbursement Payments.........................................................37
        3.4 Payment Method..................................................................................40
        3.5 No Setoff or Deduction..........................................................................40
        3.6 Payment on Non-Business Day; Payment Computations...............................................40
        3.7 Additional Costs................................................................................41
        3.8 Illegality and Impossibility....................................................................41
        3.9 Indemnification.................................................................................42
        3.10 Substitution of Lender.........................................................................42


ARTICLE IV..................................................................................................43
        4.1 Corporate Existence and Power...................................................................43
        4.2 Corporate Authority.............................................................................43
        4.3 Binding Effect..................................................................................43
        4.4 Subsidiaries....................................................................................44
        4.5 Litigation......................................................................................44
        4.6 Financial Condition.............................................................................44
        4.7 Use of Advances.................................................................................44
        4.8 Consents, Etc...................................................................................45
        4.9 Taxes...........................................................................................45
        4.10 Title to Properties............................................................................45
        4.11 ERISA..........................................................................................45
        4.12 Disclosure.....................................................................................45


Section                                                                                                  Page
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        4.13 Environmental and Safety Matters...............................................................46
        4.15 No Default.....................................................................................46
        4.16 Intellectual Property..........................................................................46
        4.17 No Burdensome Restrictions.....................................................................46
        4.18 Labor Matters..................................................................................46
        4.19 Solvency.......................................................................................47
        4.20 Not an Investment Company; Other Regulations...................................................47
        4.21 Senior Unsecured Debt Documents................................................................47
        4.22 Senior Subordinated Debt Documents.............................................................47
        4.22 Foggini Acquisition............................................................................48
        4.24 Compliance With Laws...........................................................................48
        4.25 Year 2000......................................................................................48


ARTICLE V...................................................................................................49
        5.1 Affirmative Covenants...........................................................................49
                (a) Preservation of Corporate Existence, Etc................................................49
                (b) Compliance with Laws, Etc...............................................................49
                (c) Maintenance of Properties; Insurance....................................................49
                (d) Reporting Requirements..................................................................50
                (e) Accounting, Access to Records, Books, Etc...............................................51
                (f) Additional Security and Collateral......................................................51
                (g) Further Assurances......................................................................52
                (h) Year 2000...............................................................................52
        5.2 Negative Covenants..............................................................................52
                (a) Net Worth...............................................................................53
                (b) Total Debt to EBITDA Ratio..............................................................53
                (c) Interest Coverage Ratio.................................................................53
                (d) Fixed Charge Coverage Ratio.............................................................53
                (e) Indebtedness............................................................................53
                (f) Liens...................................................................................54
                (g) Merger; Acquisitions; Etc...............................................................55
                (h) Disposition of Assets; Etc..............................................................55
                (i) Nature of Business......................................................................56
                (j) Dividends and Other Restricted Payments.................................................56
                (k) Investments, Loans and Advances.........................................................57
                (l) Transactions with Affiliates............................................................57
                (n) Inconsistent Agreements.................................................................58
                (o) Negative Pledge Limitation..............................................................58
                (p) Subsidiary Dividends....................................................................58
                (p) Payments and Modification of Debt.......................................................58
                (q) Capital Expenditures....................................................................58
                (r) Additional Covenants....................................................................59


ARTICLE VI..................................................................................................59
        6.1 Events of Default...............................................................................59
        6.2 Remedies........................................................................................61


CREDIT AGREEMENT                                                       Page ii


Section                                                                                                  Page
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        6.3 Distribution of Proceeds of Collateral..........................................................62
        6.4 Letter of Credit Liabilities....................................................................63


ARTICLE VII.................................................................................................63
        7.1 Appointment; Nature of Relationship.............................................................63
        7.2 Powers..........................................................................................64
        7.3 General Immunity................................................................................64
        7.4 No Responsibility for Loans, Recitals, etc......................................................64
        7.5 Action on Instructions of Lenders...............................................................64
        7.6 Employment of Agents and Counsel................................................................65
        7.7 Reliance on Documents; Counsel..................................................................65
        7.8 Agent's Reimbursement and Indemnification.......................................................65
        7.9 Notice of Default...............................................................................65
        7.10 Rights as a Lender.............................................................................65
        7.11 Lender Credit Decision.........................................................................65
        7.12 Successor Agent................................................................................66
        7.13 Collateral Management..........................................................................66
        7.14 Right to Indemnity.............................................................................67
        7.15 Sharing of Payments............................................................................67
        7.16 Withholding Tax Exemption......................................................................67




ARTICLE VIII................................................................................................68
        8.1 Amendments, Etc.................................................................................68
        8.2 Notices.........................................................................................69
        8.3 No Waiver By Conduct; Remedies Cumulative.......................................................69
        8.4 Reliance on and Survival of Various Provisions..................................................69
        8.5 Expenses; Indemnification.......................................................................70
        8.6 Successors and Assigns..........................................................................71
        8.7 Counterparts....................................................................................73
        8.8 Governing Law...................................................................................73
        8.9 Table of Contents and Headings..................................................................74
        8.10 Construction of Certain Provisions.............................................................74
        8.11 Integration and Severability...................................................................74
        8.12 Independence of Covenants......................................................................74
        8.13 Interest Rate Limitation.......................................................................74
        8.14 Judgment and Payment...........................................................................74
        8.15 Acknowledgments................................................................................75
        8.16 WAIVER OF JURY TRIAL...........................................................................75
        8.17 Interest Rate Disclosure.......................................................................75



CREDIT AGREEMENT                                                       Page iii

EXHIBITS
--------
                  Exhibit A..........................Borrowing Base Certificate
                  Exhibit B..........................Consent and Amendment of Security Documents
                  Exhibit C..........................Environmental Certificate
                  Exhibit D-1, D-2 and D-3...........Guaranty
                  Exhibit E-1, E-2 and E-3...........Pledge Agreements
                  Exhibit F-1........................Revolving Credit Note
                  Exhibit F-2........................Swingline Note
                  Exhibit F-3........................Term Loan A Note
                  Exhibit F-4........................Term Loan B Note
                  Exhibit G-1, G-2 and G-3...........Security Agreements
                  Exhibit H..........................Request for Revolving Credit Advance
                                                   and Swingline Loan
                  Exhibit I..........................Opinion of Counsel
                  Exhibit J..........................Request for Continuation or Conversion of Advance
                  Exhibit K..........................Assignment and Acceptance


SCHEDULES
---------
                  Schedule 1.1-A.....................Borrowing Subsidiaries
                  Schedule 1.1-B.....................LIBOR Base Rate
                  Schedule 1.1-C.....................Non Competition Agreements
                  Schedule 1.1-D.....................Senior Subordinated Debt Documents
                  Schedule 1.1-E.....................Senior Unsecured Debt Documents
                  Schedule 4.4.......................Subsidiaries
                  Schedule 4.5.......................Litigation
                  Schedule 4.16......................Intellectual Property
                  Schedule 4.21......................Application of Funds
                  Schedule 5.2(e)....................Indebtedness
                  Schedule 5.2(f)....................Liens
                  Schedule 5.2(k)....................Investments, Loans and Advances











CREDIT AGREEMENT                                                       Page iv

         THIS CREDIT AGREEMENT, dated as of March 26, 1999 (this "Agreement"), is by and among KEY PLASTICS L.L.C., a Michigan limited liability company (the "Company"), the borrowing subsidiaries party hereto from time to time (the "Borrowing Subsidiaries", and collectively with the Company, the "Borrowers"), the lenders party hereto from time to time (the "Lenders"), and NBD BANK, a Michigan banking corporation, as agent for the Lenders.


                                  INTRODUCTION


         The Company, the borrowing subsidiaries and lenders party thereto, and NBD Bank, as agent for such lenders, are parties to a Credit Agreement dated as of June 24, 1997 (as amended, the "Existing Credit Agreement"), and the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety as set forth herein.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation, partnership, limited liability company or other business entity, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the Capital Stock (by percentage or voting power) of any Person.

         "Adjusted Prime Rate" shall mean the per annum rate equal to the sum of
(a) the Applicable Margin, plus (b) the greater of the Prime Rate or the Federal Funds Rate plus 1/2%, in each case as in effect from time to time, which Adjusted Prime Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

         "Adjusted Prime Rate Loan" shall mean any Loan which bears interest at the Adjusted Prime Rate.

         "Advance" shall mean any Loan and any Letter of Credit Advance.

         "Affiliate", when used with respect to any Person, shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Without limiting the foregoing definition of Affiliate, any Person shall be deemed to control another Person if the controlling Person owns or controls 10% or more of any class of voting securities (or other ownership interest of any kind) of the controlled Person.

         "Agent" shall mean NBD, in its capacity as agent for the Lenders hereunder, and any successor Agent appointed pursuant to Section 7.12.

         "Applicable Lending Office" shall mean, with respect to any Advance made by any Lender or with respect to such Lender's Commitment, the office or branch of such Lender or of any Affiliate of such Lender located at the address specified as the applicable lending office for such Lender set forth next to the name of such Lender in the signature pages hereof or any other office, branch or Affiliate of such Lender or of any Affiliate of such Lender hereafter selected and notified to the Company and the Agent by such Lender.

         "Applicable Margin" shall mean, (a) with respect to the Term Loan B, 2.25% in the case of Adjusted Prime Rate Loans and 3.50% in the case of LIBOR Loans and (b) with respect to any other Adjusted Prime Rate Loan, any other LIBOR Loan (including without limitation any LIBOR Loans that are part of any Revolving Credit Loans or Term Loan A) the Letter of Credit fee under Section 2.3(b)(i) and the commitment fees under Section 2.3(a), as the case may be, the per annum rate (expressed in basis points) in accordance with the following table:


====================================================================================================================
                                                               APPLICABLE MARGIN
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Total Debt to                        Adjusted Prime             LIBOR Loan and                   Commitment
EBITDA Ratio                            Rate Loan              Letter of Credit Fee                    Fee

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 greater than  4.50                       175 bps                   300 bps                         62.5 bps
 or equal to
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 greater than  4.00 but less than 4.50    150 bps                   275 bps                          50 bps
 or equal to
--------------------------------------------------------------------------------------------------------------------
 greater than  3.50 but less than 4.00    125 bps                   250 bps                          50 bps
 or equal to
--------------------------------------------------------------------------------------------------------------------
 greater than  3.00 but less than 3.50    100 bps                   225 bps                          45 bps
 or equal to
--------------------------------------------------------------------------------------------------------------------
    less than  3.00                        50 bps                   200 bps                          37.5 bps

====================================================================================================================


         The Applicable Margin shall be based upon the Total Debt to EBITDA Ratio as calculated as of the last day of each fiscal quarter of the Company and the Applicable Margin shall be adjusted on (a) the last day of the second month following the close of the fiscal quarter for the first three fiscal quarters in each year, and (b) the last day of the fourth month following the close of the last fiscal quarter of each fiscal year, based on the financial statements of the Company and related compliance certificate pursuant to Section 5.1(d) to the Lenders; provided that, (i) for purposes of calculating the Total Debt to EBITDA Ratio in determining the Applicable Margin only, the amount of all mandatory payments payable under the Foggini Option Agreement shall be considered as part of Total Debt; (ii) as of the Effective Date, the Applicable Margin shall be based on a Total Debt to EBITDA Ratio of equal to or greater than 4.50 to 1.00,
(iii) the Applicable Margin shall be adjusted for the first time based upon the Total Debt to EBITDA Ratio as of June 30, 1999 and (iv) upon the occurrence and during the continuance of any Event of Default, the Applicable Margin shall be based on a Total Debt to EBITDA Ratio of greater than 4.50 to 1.00, in each case regardless of the actual Total Debt to EBITDA Ratio.

         "Assignment and Acceptance" is defined in Section 8.6(c).

         "Assignment of Rents and Leases" shall mean each assignment of rents and leases or similar agreement entered into by the Company or any Guarantor for the benefit of the Agent and the Lenders pursuant to this Agreement in such form as approved by the Agent, as amended or modified from time to time.




CREDIT AGREEMENT                                                       Page 2

         "Board of Directors" shall mean the Board of Directors of the Company, or any authorized committee of the Board of Directors.

         "Bond L/Cs" shall mean the Letters of Credit issued for the account of the Company pursuant to Section 2.1(a) as follows: (a) in the amount of $484,129 to back payment under the Limited Obligation Industrial Revenue Bonds issued by the Town of Hamilton and (b) in the amount of $2,784,144 to back payments under Floating Rate Monthly Demand Economic Development Bonds issued by the Economic Development of the Township of Plymouth.

         "Borrowers" shall mean the Company and the Borrowing Subsidiaries.

         "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit issuance, of the Lenders to be made to a Borrower, or continuations and conversions of such Loans, made pursuant to Article II on a single date and, in the case of any Loans, for a single LIBOR Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advances comprising the related Borrowing, e.g., a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

         "Borrowing Base" shall mean, as of any date, the following amount, stated in Dollars: (a) 85% of the amount of Eligible Accounts Receivable, plus
(b) the lesser of 50% of the amount of Eligible Inventory or (i) $45,000,000 at any time during the fiscal year ending December 31, 1999, (ii) $51,000,000 at any time during the fiscal year ending December 31, 2000, (iii) $55,000,000 at any time during the fiscal year ending December 31, 2001, (iv) $56,000,000 at any time during the fiscal year ending December 31, 2002, (v) $57,000,000 at any time during the fiscal year ending December 31, 2003, (vi) $59,000,000 at any time during the fiscal year ending December 31, 2004, and (viii) $60,000,000 at any time thereafter, plus (c) the lesser of 50% of Eligible Deferred Reimbursement Tooling or $20,000,000, minus (d) the aggregate outstanding principal balance of the Senior Unsecured Notes, minus (e) the aggregate outstanding balance of the Foggini Deferred Payment.

         "Borrowing Base Certificate" for any date shall mean an appropriately completed report as of such date and substantially in the form of Exhibit A hereto, certified as true and correct as of such date by a duly authorized officer of the Company.

         "Borrowing Subsidiary" shall mean each Subsidiary listed as a Borrowing Subsidiary in Schedule 1.1-A as amended from time to time in accordance with
Section 8.1.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in New York, Chicago or Detroit are not open to the public for carrying on substantially all of their banking functions, or, with respect to any Canadian Advance, NBD Canada is not open to the public for carrying on substantially all of its banking functions in Toronto, Ontario.

         "CAD" or "C$" shall mean the lawful money of Canada.

         "Canada" shall mean the Dominion of Canada.

         "Canadian Advances" shall mean any Term Loan or Swingline Loan denominated in CAD.

         "Canadian Lender" shall mean any Lender which, whether directly or through an Affiliate of such Lender, can make Canadian Advances hereunder free of withholding taxes of Canada, has agreed to be a Canadian Lender and that is designated to the Agent and the Company as a Canadian Lender.



CREDIT AGREEMENT                                                       Page 3

         "Canadian Percentage" of any Canadian Lender as of any date, shall mean a fraction (expressed as a percentage), the numerator of which is the Commitment of such Canadian Lender and the denominator which is the aggregate Commitments of all Canadian Lenders.

         "Canadian Subsidiary" shall mean Key Plastics Company, Canada, a corporation organized under the laws of Nova Scotia, Canada.

         "Capital Expenditures" shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries for such period, as the same are (or should be) set forth, in accordance with Generally Accepted Accounting Principles, in consolidated financial statements of the Company and its Subsidiaries for such period; provided, however, that (a) (i) the purchase price and associated costs to complete the Foggini Acquisition and (ii) other expenditures acceptable to the Agent made contemporaneously with and as an integral part of the Foggini Acquisition in an amount not to exceed $2,000,000 shall not be considered Capital Expenditures for purposes of this definition and (b) the Capital Expenditures for the calendar year ending December 31, 1998 shall be deemed equal to the amount (which amount is $30,100,000) shown in the final projections of the Company and its Subsidiaries delivered to the Lenders prior to the Effective Date.

         "Capital Lease" of any Person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such Person.

         "Capital Stock" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

         "Cash Equivalent" shall mean (i) cash in Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or other government acceptable to the Agent or any agency or instrumentality or political subdivision thereof having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any commercial bank having capital and surplus in excess of $250,000,000 and a Keefe Bank Watch Rating of "B" or better or otherwise acceptable to the Agent, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having one of the two highest ratings obtained from Moody's or S&P and in each case maturing within six months after the date of acquisition,
(vii) investments in money market funds which invest substantially all their assets in securities of the type described in clauses (i) through (vi) above, and (viii) foreign investments that are of similar type of, and that have a rating comparable to, any of the investments referred to in clauses (i) through
(vii) above.

         "Change in Control" shall mean the occurrence of any of the following:



CREDIT AGREEMENT                                                       Page 4

         (a) prior to an Initial Public Offering, the Principals and their Related Parties shall cease to control, directly or indirectly, in each case free and clear of all Liens, at least 51% (on a fully diluted basis) of the issued and outstanding shares of Capital Stock of the Company entitled to vote for the election of members of the board of directors of the Company and have the right and authority to appoint, designate or otherwise elect a majority of the board of directors of the Company;

         (b) after an Initial Public Offering, (i) the Principals and their Related Parties shall cease to control, directly or indirectly, in each case free and clear of all Liens, at least 20% (on a fully diluted basis) of the issued and outstanding shares of Capital Stock of the Company entitled to vote for the election of directors of the board of directors of the Company and have the right and authority to appoint, designate or otherwise elect at least 20% of the members of the board of directors of the Company, (ii) other than the Principals and their Related Parties, any Person, or two or more Persons acting in concert, acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of more than 20% of the outstanding shares of voting stock of the Company on a fully diluted basis, or (iii) a majority of the members of the Board of Directors of the Company shall not be Continuing Directors;

         (c) David C. Benoit or Joel D. Tauber shall not have the current management and director positions that they now hold with the Company with all responsibilities normally associated with those positions;

         (d) any "Change in Control" as defined in the Senior Subordinated Note Indenture; or

         (e) any "Change of Control" as defined in the Senior Unsecured Note Indenture.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "C/L/C" shall mean any commercial letter of credit issued hereunder.

         "Commitments" shall mean, collectively, the Revolving Credit Commitments and the Term Loan Commitments.

         "Consent and Amendment" shall mean the Consent and Amendment of Security Documents in the form of Exhibit B hereto executed by certain of the Borrowers and Guarantors in favor of the Agent and the Lenders.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Contingent Liabilities" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligator, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided however, that the term Contingent Liabilities shall not include endorsements of instruments for deposit or collection in the ordinary



CREDIT AGREEMENT                                                       Page 5
course of business; provided further, that, for purposes of calculating the financial covenants contained in Sections 5.2(a) through (d), Contingent Liabilities shall be those Contingent Liabilities that are or should be noted in the financial statements of such Person or the notes thereto as required under Generally Accepted Accounting Principles or otherwise described in clause (iv) of the definition of Total Debt. The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Continuing Directors" shall mean as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Defaulting Lender" shall mean any Lender that fails to make available to the Agent such Lender's Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

         "Disqualified Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part.

         "Dollar Equivalent" shall mean as of any date, with respect to any amount in a currency other than Dollars, the sum in Dollars resulting from the conversion of such amount from such currency into Dollars at the most favorable spot exchange rate determined by the Agent to be available to it for the purchase of such currency with Dollars at approximately 11:00 a.m. local time of the Applicable Lending Office of the Agent on such date as a determination of the Dollar Equivalent is made.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "Domestic Subsidiary" shall mean each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

         "EBITDA" shall mean, for any period, Net Income for such period plus all amounts deducted in determining such Net Income on account of (a) Total Interest Expense, (b) income taxes, (c) depreciation and amortization expense,
(d) if agreed to by the Agent, reasonable charges from a merger or acquisition and other non-cash charges, and (e) for purposes of calculating the financial covenants in Section 5.2(b), (c) and (d), but not for purposes of determining the Applicable Margin or for any other purpose, for the first three calendar quarters of 1999 only, the impact on Net Income due to the General Motors Corporation strike not to exceed $2,100,000 in the aggregate, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.


CREDIT AGREEMENT                                                       Page 6

         "Eligible Accounts Receivable" shall mean, as of any date, those accounts receivable owned by the Company or any Guarantor which is a Domestic Subsidiary or is located in and organized under the laws of the United Kingdom, Canada, Portugal or Mexico (but excluding, without limitation, Key S.A.S., Key S.N.C. and the Foggini Group) which are payable in any Permitted Currency (valued at the Dollar Equivalent thereof) and in which the Company or any such Guarantor has granted to the Agent, for the benefit of the Agent and the Lenders, an enforceable, perfected security interest which is not void or voidable pursuant to a Security Agreement and all representations and warranties pertaining to such accounts receivable in such Security Agreement are true and correct, valued at the face amount thereof less sales, excise or similar taxes outstanding and less returns, discounts, credits and allowances of any nature at any time claimed in writing or issued, owing or granted; but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Company or any such Guarantor, as the case may be, in the ordinary course of business, (b) that is more than 90 days past due or that remains outstanding more than 90 days after the earlier of the date of the invoice or the shipment of the related inventory, goods or other property or the furnishing of the related services or other consideration, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent under the Security Documents), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds are subject to any such Lien, but only to the extent of such dispute, contra-account, defense, offset, counterclaim or Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, but only to the extent of such dispute, (e) that is due from any Affiliate or Subsidiary of the Company or any Guarantor, (f) that is payable by any Person located outside the United States (which shall not be deemed to include any territories of the United States), Canada or other country acceptable to the Agent, other than any Subsidiary of General Motors Corporation, Ford Motor Company or DaimlerChrysler AG or any other substantial auto manufacturer or supplier approved by the Agent;
(g) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity or by any foreign government unless the Company or such Guarantor, as the case may be, fully complies with the Assignment of Claims Act and executes all documents and agreements and causes all documents and agreements to be executed in connection therewith as requested by the Agent or any similar foreign statute in the case of accounts receivable payable by a foreign government, (h) that is payable by any Person as to which 25% or more of the aggregate amount of such accounts receivable payable by such Person to the Company or any such Guarantor, as the case may be, do not otherwise constitute Eligible Accounts Receivable pursuant to clause (b) of this definition (i) that are payable by any Person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (j) which is evidenced by a promissory note or other instrument, or (k) that for any other reason is at any time deemed by the Agent to be ineligible.

         "Eligible Deferred Reimbursement Tooling" shall mean such portion of long term assets, net of any payments received thereon, of the Company or a Guarantor which is a Domestic Subsidiary or is located in and organized under the laws of the United Kingdom, Canada or Portugal (but excluding, without limitation, Key S.A.S., Key S.N.C., the Mexican Subsidiaries and the Foggini Group) which consists of Tooling reimbursement payments provided that each of the following conditions are satisfied: (a) the sale of the related Tooling is covered under specific written purchase orders or agreements between the Company or such Guarantor and the purchaser of such Tooling, and the terms and provisions of all such purchase orders and agreements and the purchaser thereof must be satisfactory to the Agent, (b) the Agent has a first priority, perfected and enforceable security interest in the Company's or such Guarantor's interest in such assets, including without



CREDIT AGREEMENT                                                       Page 7
limitation, any account receivable or other proceeds of the Company or such Guarantor relating to such long term assets, subject to only such Liens as are permitted by Section 5.2(f)(i), (c) the unpaid balance of such Tooling as represented by the Company or such Guarantor is not subject to any defense, counterclaim, setoff, contra-account, credit, allowance or adjustment and (d) such Tooling has been constructed in accordance with the requirements and other terms of such purchase orders and other agreements relating thereto and the purchaser thereof has approved such Tooling and is not disputing the acceptability of such Tooling. For purposes of this definition, all Tooling reimbursement payments of the Company or such Guarantor which are the subject of any Tooling Contract financed by any lender other than by Advances by the Lenders under this Agreement shall be excluded from this definition and no (i) Eligible Inventory or (ii) accounts receivable included within Eligible Accounts Receivable shall be included as part of Eligible Deferred Reimbursement Tooling.

         "Eligible Inventory" shall mean, as of any date, that inventory (including raw materials, work in process, tooling and finished goods) owned by the Company or any Guarantor which is a Domestic Subsidiary or is located in and organized under the laws of the United Kingdom, Canada or Portugal (but excluding, without limitation, Key S.A.S., Key S.N.C., the Mexican Subsidiaries and the Foggini Group) and in which the Company or such Guarantor has granted to the Agent, for the benefit of the Lenders, an enforceable, perfected security interest which is not void or voidable pursuant to a Security Agreement and all representations and warranties pertaining to such inventory in such Security Agreement are true and correct, valued at the lower of cost or market value on a first-in-first-out basis and subject to such reserves as established by the Agent, but shall not include any such inventory (a) that does not constitute inventory readily salable or usable in the business of the Company or any such Guarantor; (b) that is located outside the United States (which shall not be deemed to include any territories of the United States), Canada or other country acceptable to the Agent; (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Agent under the Security Documents), including any sale on approval or sale or return transaction or any consignment;
(d) that is not in the possession of the Company or any such Guarantor; (e) that is held for lease or is the subject of any lease; (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rules or regulation, that could limit or impair the ability of the Agent to promptly exercise all rights of the Agent under the Security Agreements; (g) if such inventory is located on premises not owned by the Company or any such Guarantor and the landlord or other owner of such premises has not waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Agent to enter such premises pursuant to a waiver and agreement of such Person in favor of and in form and substance acceptable to Agent; (h) with respect to which any insurance proceeds are not payable to the Agent as a loss payee or are payable to any loss payee other than the Agent, the Company or any such Guarantor, as the case may be; or (i) that for any other reason is at any time deemed by the Agent to be ineligible.

         "Environmental Certificate" shall mean an appropriately completed environmental certificate in the form of Exhibit C attached hereto delivered by the Company and the Guarantors.

         "Environmental Laws" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of hazardous substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.




CREDIT AGREEMENT                                                       Page 8

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which, together with the Company or any Subsidiary of the Company, would be treated as a single employer under Section 414 of the Code.

         "Estimation Period" shall mean the period for which a shareholder who is an individual is required to estimate for Federal income tax purposes his allocation of taxable income for a calendar year in connection with determining his estimated federal income tax liability for such period.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Excess Cash Flow" shall mean, for any fiscal year, an amount equal to
(i) EBITDA for such year plus (ii) Rental Charges for such year, plus (iii) decreases in net working capital for such year, minus (iv) Capital Expenditures for such year, minus (v) Fixed Charges for such year, and minus (vi) increases in net working capital for such year.

         "Exchange Rate" means with respect to any non-Dollar currency on any date, the rate at which such currency may be exchanged into Dollars at the Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-Dollar currency are then being conducted, at or about 10:00 a.m., London time, on such date for the purchase of Dollars with such non-Dollar currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

         "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Detroit time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Contract" of a Person shall mean (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Hedging Agreement.

         "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (a) EBITDA plus Rental Charges, minus Capital Expenditures, to (b) Fixed Charges, in each case as calculated for the four consecutive fiscal quarters then ending, all as determined in accordance with Generally Accepted Accounting Principles.

         "Fixed Charges" shall mean, for any period, the sum, without duplication, of (a) Total Interest Expense plus (b) all payments of principal and other sums required to be paid during such period by the Company or its Subsidiaries with respect to Indebtedness of the Company or its Subsidiaries, other than payments required under Sections 3.1(c), (d), (e) and (f) hereof, the principal payment on the Senior Unsecured Notes and the Foggini Deferred Payment, plus (c) Rental Charges paid or payable during such period by the Company and its Subsidiaries, plus (d) all dividends, distributions and other obligations paid with respect to any class of the Company's Capital Stock or any dividend, payment or distribution paid in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of the Company's Capital Stock, other than Permitted LLC Tax Dividends, plus (e) all accrued income taxes for such period for the Company or its Subsidiaries, which shall include, so long as the Company is a limited



CREDIT AGREEMENT                                                       Page 9
liability company, the greater of the amount which is or should be accrued quarterly by the Company to pay Permitted LLC Tax Dividends or the amount of Permitted LLC Tax Dividends paid for such period, plus (f) all tax indemnification or similar payments paid under the Foggini Acquisition Documents.

         "Foggini Acquisition" shall mean the acquisition by the Company of the Foggini Group in accordance with the terms of the Foggini Acquisition Documents.

         "Foggini Acquisition Documents" shall mean the Foggini Dividend Assignments, the Foggini Option Agreement, the Foggini Purchase Agreement and all other agreements and documents executed pursuant to the Foggini Acquisition at any time.

         "Foggini Deferred Payment" shall mean the deferred payment for the Foggini Acquisition currently due on or about June 30, 1999 in the amount of 109,547,500 French Francs.

         "Foggini Dividend Assignments" shall mean the assignments by the Foggini Sellers to the Company of all of the Foggini Sellers interest in all dividends and other distributions of Key Europe.

         "Foggini Group" shall mean the entities being purchased by Key Europe pursuant to the Foggini Acquisition, namely Foggini Groupe S.A., Foggini Deutschland GmbH Company, Foggini Iberica SL Company, Foggini France Company SA, Foggini Bohemia s.r.o. Company, Foggini Sa Company (Switzerland), Foggini & C Srl. Company, Radicar Srl. Company Coril SA Company and Elmeg Srl Company.

         "Foggini Option Agreement" shall mean the Unilateral Promise to Sell Shares dated as of the date hereof and executed by the Foggini Sellers and the Company, Key Plastics Automotive LLC and Key Plastics International LLC.

         "Foggini Purchase Agreement" shall mean the Share Purchase Agreement dated as of the date hereof among the Foggini Sellers and Key Europe.

         "Foggini Sellers" shall mean, collectively, Massimo Foggini, Giovanni Foggini, Paolo Foggini and Maria Alba Foggini.

         "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

         "France" shall mean the Republic of France.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Lenders.

         "Guaranties" shall mean the guaranty entered into by each of the Guarantors for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit D-1, Exhibit D-2 or Exhibit D-3 hereto, as amended or modified from time to time, and any other guaranty entered into by any Guarantor at any time, in each case as amended or modified from time to time.

         "Guarantor" shall mean Key Plastics Holdings, Inc., each present and future Subsidiary of the Company, or any other person executing a Guaranty at any time, other than any Subsidiary prohibited by




CREDIT AGREEMENT                                                       Page 10
applicable law from executing a Guaranty, and the Company as a Guarantor with respect to all of the Borrowing Subsidiaries.

         "Hedging Agreement" shall mean an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Agreement.

         "Indebtedness" of any Person shall mean, as of any date, (a) all obligations of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances, (b) all obligations of such Person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, (d) the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts and accrued expenses payable arising in the ordinary course of business which are not past due within customary payment terms, (e) all Hedging Obligations of such Person (valued in an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination for any reason on the date of determination), and (f) all Contingent Liabilities of such Person with respect to or relating to indebtedness, obligations and liabilities of others similar in character to those described in clauses (a) through (e) of this definition.

         "Initial Public Offering" means the sale of capital stock of the Company pursuant to (a) a registration statement under the Securities Act that has been declared effective by the SEC or (b) a public offering outside the United States and which results, in either case, in an active trading market for such shares. An active trading market shall be deemed to exist if such shares are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or any major international trading market exchange.

         "Interest Coverage Ratio" shall mean, as of the end of any fiscal quarter, the ratio of (a) EBITDA to (b) Total Interest Expense, in each case as calculated for the four consecutive fiscal quarters then ending, all as determined in accordance with Generally Accepted Accounting Principles.

         "Interest Payment Date" shall mean (a) with respect to any LIBOR Loan, the last day of each LIBOR Interest Period with respect to such LIBOR Loan, and, in the case of any LIBOR Interest Period exceeding three months, those days that occur during such LIBOR Interest Period at intervals of three months after the first day of such LIBOR Interest Period and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Joinder Agreement" shall mean any joinder agreement entered into by a Borrowing Subsidiary subsequent to the date hereof, which shall be in form and substance satisfactory to the Agent.

         "Key Europe" shall mean Key Foggini Europe Sarl, a societe a responsabiliti limitee incorporated under the laws of Luxembourg.



CREDIT AGREEMENT                                                       Page 11

         "Key S.A.S." shall mean Key Plastics France, S.A.S., a corporation formed under the laws of France.

         "Key S.N.C." shall mean Key Plastics International, S.N.C., a general partnership formed under the laws of France.

         "Key U.K." shall mean Key Plastics, U.K., an unlimited company incorporated in England.

         "LaSalle" shall mean LaSalle National Bank, a national banking association of Chicago, Illinois.

         "Lender Indebtedness" shall mean, without duplication, (a) the Advances and all other indebtedness, obligations and liabilities of each Borrower and of each Guarantor to the Agent or the Lenders under any Loan Document, and (b) all Hedging Obligations of any Borrower or Guarantor to any Lender or Affiliate of a Lender.

         "Letter of Credit" shall mean a C/L/C or S/L/C having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months (other than Bond L/C's, which may be up to three years, the MaP Letter of Credit and Letters of Credit which are automatically renewable annually but may be cancelled by the Agent annually are permissible) after the date of issuance and not later than the fifth Business Day before the Termination Date, issued by an L/C Issuing Bank on behalf of the Revolving Credit Lenders for the account of the Company pursuant to Section 2.1(a) under an application and related documentation acceptable to the L/C Issuing Bank issuing such Letter of Credit requiring, among other things, immediate reimbursement by the Company or such Subsidiary to the L/C Issuing Bank in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the L/C Issuing Bank relative thereto.

         "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1(a) in which each Revolving Credit Lender acquires a pro rata risk participation.

         "Letter of Credit Documents" shall have the meaning ascribed thereto in
Section 3.3(b).

         "L/C Issuing Bank" shall mean the Agent, provided, however, that with respect to the MaP Letter of Credit, it shall mean LaSalle.

         "LIBOR" shall mean, with respect to any LIBOR Loan and the related LIBOR Interest Period, the per annum rate that is equal to the sum of:

         (a) the Applicable Margin, plus

         (b) the rate per annum obtained by dividing (i)(A) in the case of any LIBOR Loan denominated in CAD the LIBOR Base Rate determined for such LIBOR Interest Period in the manner set forth in Schedule 1.1-B hereto, or (B) in the case of all LIBOR Loans denominated in Dollars, the per annum rate of interest at which deposits in Dollars for such LIBOR Interest Period and in an aggregate amount comparable to the amount of such LIBOR Loan to be made by the Agent in its capacity as a Lender hereunder are offered to the Agent by other prime banks in the London interbank market at approximately 11:00 a.m. local time in London on the second LIBOR Business Day prior to the first day of such LIBOR Interest Period, by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such LIBOR Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) or any governmental authority (including any nation or government, any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government) having jurisdiction with respect thereto, for determining the




CREDIT AGREEMENT                                                       Page 12
maximum reserve requirement with respect to eurocurrency funding (in the case of the Board of Governors of the Federal Reserve System currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) to be maintained by a member of the Federal Reserve System or an FDIC - insured institution, all as conclusively determined by the Agent, each such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

         "LIBOR Business Day" shall mean, with respect to any LIBOR Loan, a day which is both a Business Day and a day on which dealings in deposits in the currency in which such LIBOR Loan is denominated are carried out in the principal financial center of the jurisdiction of issue of such currency and in the London interbank market.

         "LIBOR Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the day such LIBOR Loan is made or converted to a LIBOR Loan and ending on the date one, two, three or six months thereafter, as the Company may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the date one, two, three or six months thereafter, as the Company may elect under Section 2.4 or 2.7, provided, however, that (a) any LIBOR Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month, (b) each LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day, (c) no LIBOR Interest Period which would end after Maturity Date A with respect to Term Loan A or after Maturity Date B with respect to Term Loan B or the Termination Date with respect to any Revolving Credit Loan shall be permitted, and (d) with respect to any LIBOR Interest Period in which occurs a scheduled principal repayment date with respect to the related LIBOR Loan pursuant to Section 3.1(b), a portion of such LIBOR Loan, not exceeding the amount of the scheduled principal payment, shall have a LIBOR Interest Period terminating on such principal payment date.

         "LIBOR Loan" shall mean any Loan which bears interest at LIBOR.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, fixed or floating charge, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any capital lease, subordination of any claim or right, or any other type of lien, charge or encumbrance.

         "Loan" shall mean any Revolving Credit Loan, any Term Loan and any Swingline Loan. Any such Loan or portion thereof may also be denominated as an Adjusted Prime Rate Loan or a LIBOR Loan and such Adjusted Prime Rate Loans and LIBOR Loans are referred to herein as "types" of Loans.

         "Loan Document" shall mean, collectively, this Agreement, the Notes, the Security Documents and any other agreement, instrument or document executed in connection with any of the foregoing at any time.

         "MaP" shall mean Materias de Plasticas, S.A., a sociedade anonima de responsabilidade limitada incorporated under the laws of Portugal.

         "MaP Letter of Credit" shall mean a letter of credit issued by LaSalle for the benefit of ABN Amro Bank, Lisbon Branch, for the account of the Company in an amount not to exceed $15,000,000 in accordance with the terms and conditions set forth in Section 2.4(d)(ii) hereto, as the same may be amended or substituted from time to time with the consent of the Agent.



CREDIT AGREEMENT                                                       Page 13

         "Material Adverse Effect" shall mean (i) a material adverse effect on the property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Company or any Guarantor to perform its obligations under the Loan Documents or (iii) a material adverse effect on the rights and remedies of the Agent or the Lenders under the Loan Documents.

         "Maturity Date A" shall mean the earlier to occur of (a) the date on which the maturity of Term Loan A is accelerated pursuant to Section 6.2 and (b) March 26, 2005.

         "Maturity Date B" shall mean the earlier to occur of (a) the date on which the maturity of Term Loan B is accelerated pursuant to Section 6.2 and (b) March 26, 2006.

         "Mexican Subsidiaries" shall mean Subsidiaries of the Company located in Mexico or organized or existing under the laws of Mexico or any political subdivision thereof.

         "Mexico" shall mean the United Mexican States.

         "Mortgages" shall mean each mortgage, deed of trust or similar agreement executed by any Borrower or Guarantor in connection herewith or in connection with the Existing Credit Agreement, as amended or modified from time to time, and each such mortgage, deed of trust or similar agreement shall be in form and substance satisfactory to the Agent.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "NBD" shall mean NBD Bank, a Michigan banking corporation, including any of its branches and Affiliates.

         "NBD Canada" shall mean First Chicago NBD Bank, Canada, a Canadian chartered bank.

         "Net Cash Proceeds" shall mean, (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Agent for the benefit of the Agent and the Lenders) and other customary fees actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

         "Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles; provided that in determining Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest or other ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or



CREDIT AGREEMENT                                                       Page 14
any of its Subsidiaries by such Person during such period, (b) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (c) the proceeds of any insurance policy, (d) gains (but not losses) from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, (e) any other extraordinary or non-recurring gains of the Company or its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, and (f) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Net Worth" shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts, including minority interests, plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Company and the Subsidiaries and the amount of any foreign currency translation adjustment account shown as a capital account of the Company and its Subsidiaries, all on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Non-Competition Agreement" shall mean, collectively, the non competition and similar agreements described on Schedule 1.1-C hereto.

         "Note" shall mean any Revolving Credit Note, any Term Loan Note or any Swingline Note.

         "Overdue Rate" shall mean (a) in respect of principal of Adjusted Prime Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Adjusted Prime Rate, (b) in respect of principal of LIBOR Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current LIBOR Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the LIBOR for the currency in which such Loan is denominated for each successive LIBOR Interest Period selected by the Agent in its discretion from time to time until such LIBOR Loan is paid in full, together with any amounts due under Section 3.9 of this Agreement if such payment is made other than on the last day of the LIBOR Interest Period then applicable to such LIBOR Loan,, and (c) in respect of other amounts payable by the Borrowers hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Adjusted Prime Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Currency" shall mean Dollars, CAD and any other currency agreed to by the Agent in its discretion, in each case (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Agent of any currency as a Permitted Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or (z) in the determination of the Agent, a Dollar Equivalent of such currency is not readily calculable, the Agent shall promptly notify the Lenders and the Company, and such currency shall no longer be a Permitted Currency until such time as all of the Agent agree to reinstate such currency as a Permitted Currency and promptly, but in any event within five Business Days of receipt of such notice from the Agent, the relevant Borrower shall repay all Loans in such affected currency.



CREDIT AGREEMENT                                                       Page 15

         "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

         "Permitted Quarterly Tax Distributions" shall mean quarterly distribution of Tax Amounts determined on the basis of the estimated taxable income of the Company, for the related Estimation Period, provided, however, that: (A) prior to any distributions of Tax Amounts the Company shall deliver an officers' certificate certifying that the Tax Amounts to be distributed were determined pursuant to the terms of this Agreement, containing a comparison of such distribution of Tax Amounts to the projections of such distributions supplied by the Company to the Agent and explaining the reasons for any differences, and stating to the effect that the Company qualifies as a limited liability company or substantially similar pass-through entity for Federal Income tax purposes and (B) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as a limited liability company or substantially similar pass-through entity for Federal income tax purposes for the period covered by such financial statements.

         "Permitted LLC Tax Dividends" shall mean the dividends permitted by clause (iii) of Section 5.2 (j).

         "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate, or by any other Person if the Company, any Subsidiary of the Company or any ERISA Affiliate could have liability with respect to such pension plan.

         "Pledge Agreements" shall mean each Pledge Agreement entered into by the Company or any Guarantor for the benefit of the Agent and the Lenders pursuant to this Agreement substantially in the forms attached hereto as Exhibits E-1, E-2 and E-3, as amended or modified from time to time.

         "Portugal" shall mean the Republic of Portugal.

         "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers, and such "prime rate" in the case of Canadian Advances shall be the sum of 150 basis points plus such "prime rate" established by NBD Canada for loans to its Canadian commercial borrowers), or the corporate base rate of interest announced or established by any Affiliate of the Agent or, when used in connection with any Advance denominated in any Permitted Currency other than Dollars or CAD, "Prime Rate" means the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers denominated in such currency in the country of issue, as determined by the Agent, which Prime Rate shall change simultaneously with any change in such announced or established rates.

         "Principals" shall mean (i) any or all of David Benoit, George Mars and Joel Tauber and (ii) any trust established by any of the foregoing, provided that the beneficiaries of the trust are members of such Person's immediate family and such Person maintains sole voting power over the shares held by such trust.

         "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.




CREDIT AGREEMENT                                                       Page 16

         "Quarterly Payment Period" shall mean the period commencing on the tenth day and ending on and including the twentieth day of each month in which Federal individual estimated tax payments are due; provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Company, be paid during the last 20 days of the immediately preceding December.

         "Reimbursement Agreements" shall mean the Standby Letter of Credit Applications and Reimbursement Agreements executed in connection with the Bond L/Cs, as amended or modified from time to time.

         "Reimbursement Amount" is defined in Section 3.3(a)(i).

         "Related Fund" means, with respect to any Term Loan B Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Term Loan B Lender or by an Affiliates of such investment advisor.

         "Related Party" with respect to any Principal shall mean (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

         "Rental Charges" shall mean, for any period, the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) paid or required to be paid by the Company or its Subsidiaries during such period under any lease of real or personal property in respect of which the Company or its Subsidiaries are obligated as a lessee or user, other than any Capital Lease.

         "Reportable Event" shall mean a reportable event as described in
Section 4043(b) of ERISA including without limitation those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Lenders" shall mean Lenders holding not less than (i) 51% of the Dollar Equivalent of the Commitments at the time of voting (provided that, after any Term Loan is made, the amount of the Term Loan Commitment with respect thereto shall be deemed equal to the outstanding principal balance of the related Term Loan for purposes of this definition), or (ii) 51% of the Dollar Equivalent of the Advances at the time of voting if the Commitments have expired or been terminated.

         "Required Revolving Credit Lenders" shall mean Revolving Credit Lenders holding not less than 51% of the Revolving Credit Commitments (or 51% of the Revolving Credit Advances if the Revolving Credit Commitments have been terminated).

         "Required Term Loan B Lenders" shall mean Term Loan B Lenders holding not less than 51% of the outstanding principal amount of Term Loan B.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Revolving Credit Advance" shall mean any Revolving Credit Loan and any Letter of Credit Advance.



CREDIT AGREEMENT                                                       Page 17

         "Revolving Credit Commitments" shall mean, with respect to each Lender, the commitment of each such Lender to make Revolving Credit Loans, and to participate in Letter of Credit Advances, in amounts not exceeding in the aggregate principal or face amount outstanding at any time the Revolving Credit Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced pursuant to Section 2.2 or modified pursuant to Section 8.6.

         "Revolving Credit Lenders" shall mean those Lenders which have a Revolving Credit Commitment or, if such Commitment shall have been terminated, have outstanding Revolving Credit Advances.

         "Revolving Credit Loan" shall mean any borrowing under Section 2.4 and made pursuant to Section 2.1(a).

         "Revolving Credit Notes" shall mean the promissory notes of the Company evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit F-1, respectively, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Revolving Credit Note" shall mean any one of such Revolving Credit Notes.

         "Security Agreements" shall mean each Security Agreement entered into by the Company or any Guarantor for the benefit of the Agent and the Lenders pursuant to this Agreement substantially in the forms attached hereto as Exhibit G-1, G-2 and G-3, as amended or modified from time to time, and any other agreement executed by the Company granting a Lien for the benefit of the Agent and the Lenders in form or substance satisfactory to the Agent, as amended or modified from time to time.

         "Security Documents" shall mean the Mortgages, the Pledge Agreements, the Security Agreements, the Guaranties, the Reimbursement Agreements, the Assignment of Rents and Leases and all other agreements and documents delivered pursuant to this Agreement or otherwise entered into by any Person to secure or guaranty the obligations of the Borrowers or any of them under this Agreement or the Existing Credit Agreement, including without limitation, to the extent such documents (or the benefit thereof) have been transferred to the Agent for the benefit of itself and the Lenders, all collateral security documents of whatever nature granted by MaP to the financial institution named as the beneficiary in the MaP Letter of Credit to secure its loans to MaP which are supported by the MaP Letter of Credit.

         "Senior Subordinated Debt Documents" shall mean the Senior Subordinated
Note Indenture, the Senior Subordinated Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 1.1-D hereto.

         "Senior Subordinated Notes" shall mean the Senior Subordinated Notes issued by the Company in the aggregate principal amount of $125,000,000 due 2007 issued pursuant to the Senior Subordinated Note Indenture.

         "Senior Subordinated Note Indenture" shall mean the Senior Subordinated Indenture between the Company and Marine Midland Bank, as trustee, dated as of March 24, 1997, as amended or modified from time to time.

         "Senior Unsecured Debt Documents" shall mean the Senior Unsecured Note Indenture, the Senior Unsecured Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 1.1-E hereto.




CREDIT AGREEMENT                                                       Page 18

         "Senior Unsecured Notes" issued by the Company in the original aggregate principal amount of $65,000,000 due 1999 issued pursuant to the Senior Unsecured Note Indenture, and with a principal balance as of the Effective Date of $14,015,000.

         "Senior Unsecured Note Indenture" shall mean the Indenture dated as of November 17, 1992 between the Company and Mellon Bank F.S.B. (successor to KeyBank National Association, formerly known as Society National Bank), as trustee, as amended or modified from time to time.

         "Senior Unsecured Note Portion" shall mean an amount equal to the unpaid principal balance of the Senior Unsecured Notes (which amount is equal to $14,015,000 as of the Effective Date), and such amount is blocked from the Revolving Credit Commitments and the Borrowing Base for the purpose of funding the principal payments due on the Senior Unsecured Notes.

         "S/L/C" shall mean any standby letter of credit issued hereunder.

         "Subordinated Debt" shall mean, for any Person, any Indebtedness of such Person which is fully subordinated to all Indebtedness of such Person owing to the Agent and the Lenders, by written agreements and documents in form and substance satisfactory to the Agent and which is governed by terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent, and shall include, without limitation, all Indebtedness owing pursuant to the Senior Subordinated Notes.

         "Subordinated Debt Documents" shall mean the Senior Subordinated Debt Documents and any other agreement or document evidencing or relating to any Subordinated Debt, whether under the Senior Subordinated Notes or any other Subordinated Debt.

         "Subsidiary" of any Person shall mean any other Person (whether now existing or hereafter organized or acquired) in which (other than directors, qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof.

         "Swingline Loan" shall mean any loan under Section 2.4 and made by the Agent to the Company pursuant to Section 2.1(d).

         "Swingline Note" shall mean any promissory note of any Borrower evidencing the Swingline Loans in substantially the form of Exhibit F-2 hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Tax Amounts" with respect to any taxable period shall not exceed an amount equal to (A) the product of (x) the taxable income of the Company for such period as determined by the Tax Amounts CPA and (y) the Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its stockholders in the current or any prior taxable year, or portion thereof, commencing on or after the Effective Date (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

         "Tax Amounts CPA" shall mean a nationally recognized certified public accounting firm.




CREDIT AGREEMENT                                                       Page 19

         "Tax Percentage" shall mean, for a particular taxable year, the highest effective marginal combined rate of Federal and state income tax, imposed on an individual taxpayer, as certified by the Tax Amounts CPA in a certificate filed with the Agent. The rate of open "state income tax" to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the highest state marginal tax rate applicable to any member of the Company.

         "Term Loan A" shall mean the single borrowing under Section 2.4 and made to the Borrowers pursuant to Section 2.1(b).

         "Term Loan A Commitment" shall mean, with respect to each Lender, the commitment of each Lender to make Term Loan A in an amount not exceeding in the aggregate principal amount outstanding at any time the Term Loan A Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced by payments on the Term Loan A or modified pursuant to
Section 8.6.

         "Term Loan A Lenders" shall mean those Lenders which have a Term Loan A Commitment or, if such Commitments have been terminated, have an outstanding portion of the Term Loan A.

         "Term Loan A Notes" shall mean the promissory notes of the Borrowers evidencing Term Loan A, in substantially the form of Exhibit F-3, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Term Loan A Note" shall mean any one of such Term Loan A Notes.

         "Term Loan B" shall mean the single borrowing under Section 2.4 and made to the Company pursuant to Section 2.1(c).

         "Term Loan B Commitment" shall mean, with respect to each Lender, the commitment of each Lender to make Term Loan B in an amount not exceeding in the aggregate principal amount outstanding at any time the Term Loan B Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced by payments on the Term Loan B or modified pursuant to
Section 8.6.

         "Term Loan B Lenders" shall mean those Lenders which have a Term Loan B Commitment or, if such Commitments have been terminated, have an outstanding portion of the Term Loan B.

         "Term Loan B Notes" shall mean the promissory notes of the Company evidencing the Term Loan B, in substantially the form of Exhibit F-4, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor, and "Term Loan B Note" shall mean any one of such Term Loan B Notes.

         "Term Loan Commitments" shall mean, collectively, the Term Loan A Commitments and the Term Loan B Commitments.

         "Term Loan Notes" shall mean, collectively, the Term Loan A Notes and the Term Loan B Notes.

         "Term Loans" shall mean Term Loan A and Term Loan B.



CREDIT AGREEMENT                                                       Page 20

         "Term Loan B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make the Term Loan B in an amount not exceeding in the aggregate principal amount outstanding at any time the Term Loan B Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced by payments on the Term Loan B or modified pursuant to
Section 8.6.

         "Term Loans" shall mean, collectively, Term Loan A and Term Loan B.

         "Termination Date" shall mean the earlier to occur of (a) March 26, 2005, and (b) the date on which the Revolving Credit Commitments shall be terminated pursuant to Section 2.2 or 6.2.

         "Tooling" shall mean dies, molds, tooling and similar items.

         "Tooling Contract" shall mean any contract for the fabrication or purchase of Tooling.

         "Total Debt" as of any date, shall mean the difference of (a) the sum of all of the following for the Company and its Subsidiaries on a consolidated basis, without duplication: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capital Lease obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, factoring of receivables, asset securitization and book and bank overdrafts, in each case whether direct or indirect; (ii) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all reimbursement obligations under outstanding letters of credit in respect of drafts which (A) may be presented or (B) have been presented and have not yet been paid and are not included in clause (i) above; and (iv) all guarantees and other Contingent Liabilities relating to indebtedness, obligations or liabilities of the type described in the foregoing clauses (i), (ii) and (iii); minus (b) without duplication, the sum of all cash and Cash Equivalents owned by the Company or any Guarantor free and clear of any Lien (other than in favor of the Agent pursuant to the Security Documents).

         "Total Debt to EBITDA Ratio" shall mean, at any time, the ratio of (a) Total Debt at such time to (b) EBITDA, as calculated for the four most recently completed fiscal quarters of the Company.

         "Total Interest Expense" shall mean, for any period, total interest and related expense (including, without limitation, that portion of any Capitalized Lease obligation attributable to interest expense in conformity with Generally Accepted Accounting Principles, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees and commitment fees) paid, payable or accrued during such period, without duplication for any other period, with respect to all outstanding Indebtedness of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis for such period in accordance with Generally Accepted Accounting Principles except to the extent otherwise described above; provided that the interest with respect to the Senior Unsecured Notes shall be calculated at the interest rate applicable to the Revolving Credit Loans for purposes of this definition.

         "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregate permitted Quarterly Tax Distributions actually distributed in respect of such taxable year and (ii) the actual Tax Amounts for such year. For purposes of this Agreement, the amount equal to the excess, if any, of the amount described in clauses (i) over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to the Company"




CREDIT AGREEMENT                                                       Page 21
and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) above shall be referred to as the "True-up Amount due to the stockholders."

         "True-up Determination Date" shall mean the date on which the Tax Amounts CPA delivers a statement to the Agent indicating the True-up Amount.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Generally Accepted Accounting Principles.

         "United Kingdom" shall mean the United Kingdom of Great Britain and Northern Ireland.

         "Unmatured Event" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

         "U.S. Advance" shall mean any Loan denominated in Dollars.

         "Year 2000 Issues" shall mean anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Company and its Subsidiaries and of the Company and its Subsidiaries' material customers, suppliers and vendors.

         "Year 2000 Program" is defined in Section 4.25.

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Lenders", "Company", and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         1.3 Accounting Terms and Determinations.

                    (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with Generally Accepted Accounting Principles provided that, if the Company notifies the Agent that it wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles (or if the Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), then the Company's compliance with such covenants shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective until either such notice is withdrawn or such covenant or any such defined term is amended in a manner satisfactory to the Company and the Required Lenders. Except as otherwise expressly provided herein, all references to a time of day shall be references to Detroit, Michigan time. Notwithstanding anything herein, in any financial statements of the Company or in Generally Accepted Accounting Principles to the contrary, for purposes of calculating and determining compliance with the financial covenants in Sections 5.2(a), (b), (c) and (d), including defined terms used therein, any Acquisitions, if any, made by the Company or any of its Subsidiaries including any related financing transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such




CREDIT AGREEMENT                                                       Page 22
financial covenants were calculated on a pro forma basis acceptable to the Agent. Notwithstanding anything in Sections 5.2(b), (c) or (d) or in the definition of Applicable Margin (or the defined terms as used in Sections 5.2(b),(c) or (d) or within the definition of Applicable Margin), such financial covenants shall be tested, and the Applicable Margin shall be adjusted, for the first time based on the results for the fiscal quarter ending March 31, 1999.

                   (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 5.1(d) hereof (i) a description in reasonable detail of any material variation between the application or other modification of accounting principles employed in the preparation of such statement and the application or other modification of accounting principles employed in the preparation of the immediately prior annual or monthly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

                   (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 5.2 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, and September 30 of each year, respectively.


                                   ARTICLE II

                        THE COMMITMENTS AND THE ADVANCES

           2.1     Commitments of the Lenders.

                   (a) Revolving Credit Advances. Each Revolving Credit Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans denominated in Dollars to any Borrower pursuant to Section 2.4 and to participate in Letter of Credit Advances denominated in any Permitted Currency (subject to the conversion to Dollars to the extent required hereunder) to any Borrower pursuant to Section 3.3, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(e).

                   (b) Term Loan A. Each Term Loan A Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make a portion of Term Loan A denominated in Dollars to [certain Borrowers to be agreed upon between the Company and the Lenders] on the Effective Date in an amount equal to its Term Loan A Commitment which is denominated in Dollars and to make a portion of Term Loan A denominated in CAD to the Canadian Subsidiary on the Effective Date in an amount equal to its Term Loan A Commitment which is denominated in CAD.

                   (c) Term Loan B. Each Term Loan B Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make a portion of Term Loan B denominated in Dollars to the Company on the Effective Date in an amount equal to its Term Loan B Commitment.

                   (d) Swingline Loans. (i) In accordance with the procedures specified in this Section 2.1(d) and Section 2.4(a), any Borrower may request the Agent to make, and the Agent may, in its sole discretion, make Swingline Loans to such Borrower from time to time during the period from the Effective Date until the Termination Date in an aggregate principal amount not to exceed at any time the lesser of (A) $30,000,000 or the Dollar Equivalent thereof in any Permitted Currency (the "Swingline Facility") and (B) the aggregate amount of




CREDIT AGREEMENT                                                       Page 23

Revolving Credit Advances that could be but is not borrowed as of the date of such request. Each Lender's Revolving Credit Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based on such Lender's Revolving Credit Commitment) of each Swingline Loan (or the Dollar Equivalent thereof in the case of a Swingline Loan denominated in a currency other than Dollars) for purposes of determining the amount of Revolving Credit Advances required to be made by such Lender, but no Lender's Revolving Credit Commitment, including the Agent's, shall be deemed utilized for purposes of determining commitment fees under Section 2.3(a). Each such Swingline Loan approved by the Agent shall bear interest at the Adjusted Prime Rate. Within the limits of the Swingline Facility, so long as the Agent, in its sole discretion, elects to make Swingline Loans, the Borrowers may borrow and reborrow under this Section 2.1(d)(i). Prior to refunding any Swingline Loan (whether or not denominated in Dollars) with a Revolving Credit Loan, the relevant Borrower shall be required to repay, in the currency in which such Swingline Loan is outstanding, the full principal amount of and accrued but unpaid interest on each Swingline Loan not denominated in Dollars, together with any amounts required under Section 3.9 with respect to such repayment.

                  (ii) The Agent may at any time in its sole and absolute discretion require that any Swingline Loan be refunded by a Revolving Credit Loan which is an Adjusted Prime Rate Borrowing from the Revolving Lenders, and upon written notice thereof by the Agent to the Revolving Credit Lenders and the Borrower which borrowed such Swingline Loan, such Swingline Loan shall be converted to Dollars and such Borrower shall be deemed to have requested a Revolving Credit Loan denominated in Dollars which is an Adjusted Prime Rate Borrowing in an amount equal to the Dollar Equivalent of the amount of such Swingline Loan determined as of the date of such refunding, and such Adjusted Prime Rate Borrowing shall be made to refund such Swing Line Loan. Each Revolving Credit Lender shall be absolutely and unconditionally obligated to fund its pro rata share (based on such Revolving Credit Lender's Revolving Credit Commitment) of such Adjusted Prime Rate Borrowing or, if applicable, purchase a participating interest in the Swingline Loans pursuant to Section 2.1(d)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender has or may have against the Agent or the Company or any if its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of an Unmatured Event or an Event of Default, subject to Section 2.1(d)(iii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement or any other agreement by any other Lender, any Borrower or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation any Borrower's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

                  (iii) If, due to any Event of Default (including without limitation as a result of the occurrence of an Event of Default with respect to the Company or any of its Subsidiaries pursuant to Section 6.1(h)) Adjusted Prime Rate Loans may not be made by the Revolving Credit Lenders as described in
Section 2.1(d)(ii), then (A) the Borrowers agree that each Swingline Loan not paid pursuant to Section 2.1(d)(ii) shall be automatically converted to Dollars based on the Dollar Equivalent of such Swingline Loans on the date of conversion and shall bear interest, payable on demand by the Agent, at the Overdue Rate, and (B) effective on the date each such Adjusted Prime Rate Loan would otherwise have been made, each Revolving Credit Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Unmatured Event or Event of Default or any other circumstances, in lieu of deemed disbursement of loans, to the extent of such Revolving Credit Lender's Revolving Credit Commitment, purchase a participating interest in the Swingline Loans by paying its participation percentage thereof to the Agent. Each Revolving Credit Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. After such payment to the Agent, each Revolving Credit Lender shall share on a pro rata basis (calculated by reference to its Revolving Credit Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such participating interest available to the Agent, such Revolving Credit Lender and the Company severally agree to pay to the





CREDIT AGREEMENT                                                       Page 24

Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Company, the interest rate specified above and (y) in the case of such Lender, the Federal Funds Rate (for Swingline Loans denominated in Dollars) or the Agent's carrying cost for such participating interest (for Swingline Loans denominated in any Permitted Currency other than Dollars) for the first five days after the date of demand by the Agent and thereafter at the interest rate specified above.

                  (e) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Credit Advances and Swingline Loans at any time outstanding shall not exceed the lesser of (A) the amount of the Borrowing Base at such time determined by the Agent and (B) the aggregate amount of the Revolving Credit Commitments at such time minus the Senior Unsecured Note Portion, provided that the Senior Unsecured Note Portion shall not be deducted from the Revolving Credit Commitments for any Revolving Credit Loan which will be used solely to make a principal payment on the Senior Unsecured Notes if the conditions for all Revolving Credit Advances are satisfied, and minus the aggregate outstanding balance of the Foggini Deferred Payment; provided, however, that (i) the aggregate principal amount of Letters of Credit outstanding at any time shall not exceed $40,000,000, (ii) the aggregate principal amount of the portion of Term Loan A made by each Term Loan A Lender to the Borrowers shall not exceed the amount of its respective Term Loan A Commitment and (iii) and the aggregate principal amount of the portion of Term Loan B made by each Term Loan B Lender to the Company shall not exceed the amount of its respective Term Loan B Commitment.

                  (f) Amendment and Restatement. This Agreement amends and restates the Existing Credit Agreement, and all Advances and Letters of Credit outstanding under the Existing Credit Agreement shall constitute Advances and Letters of Credit under this Agreement and all fees and other obligations accrued under the Existing Credit Agreement will continue to accrue and be paid under this Agreement, subject to the rates and amounts specified in this Agreement. As stated in the Loan Documents, the Advances and other obligations pursuant hereto are issued in exchange and replacement for the Advances and other obligations under the Existing Credit Agreement, shall not be a novation or satisfaction thereof and shall be entitled to the same collateral, plus additional collateral as specified herein, with the same priority.


                  2.2 Termination and Reduction of Revolving Credit Commitments.
(a) The Company shall have the right to terminate or reduce the Revolving Credit Commitments at any time and from time to time, provided that (i) the Company shall give notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction of the Revolving Credit Commitment shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and shall reduce the Revolving Credit Commitments of all of the Lenders proportionately in accordance with the respective Revolving Credit Commitment amounts for each such Lender, (iii) no such termination or reduction shall be permitted with respect to any portion of the Revolving Credit Commitments as to which a request for an Advance pursuant to Section 2.4 is then pending, and (iv) the Revolving Credit Commitments may not be terminated if any Revolving Credit Advances are then outstanding and may not be reduced below the sum of the principal amount of Revolving Credit Advances then outstanding plus the outstanding principal amount of Senior Unsecured Notes and of the Foggini Deferred Payment. The Revolving Credit Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

                  (b) For purposes of this Agreement, a Letter of Credit Advance
(i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which



CREDIT AGREEMENT                                                       Page 25
all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3.

                  2.3 Fees. (a) The Company agrees to pay to the Revolving Credit Lenders a commitment fee on the daily average of the difference between the Revolving Credit Commitments and the Revolving Credit Advances, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to the Applicable Margin. For purposes of determining such commitment fees, all Letters of Credit shall be considered usage of the Revolving Credit Commitments, and all Swingline Loans shall not be considered usage of the Revolving Credit Commitments. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on June 30, 1999 and on the Termination Date.

                  (b) The Company agrees to pay to (i) the Agent with respect to Letters of Credit, a fee computed at the Applicable Margin calculated on the maximum amount available to be drawn from time to time under a Letter of Credit, which fee shall be paid annually in advance at the time such Letter of Credit is issued for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit, which fees shall be for the pro rata benefit of the Revolving Credit Lenders and (ii) to the L/C Issuing Bank, in addition to all other fees, with respect to all Letters of Credit, a fee computed at the rate of 0.25% per annum calculated on the face amount of each Letter of Credit, which fee shall be paid at the time each Letter of Credit is issued and shall be solely for the account of the L/C Issuing Bank. Such fees are nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the L/C Issuing Bank, on demand, such other customary administrative fees, charges and expenses of the L/C Issuing Bank, in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (c) The Company agrees to pay to the Agent agency fees for its services as Agent under this Agreement and for other services in such amounts as may from time to time be agreed to in writing between the Company and the Agent.

                  2.4 Disbursement of Advances. (a) A Borrower shall give the Agent notice of its request for each Advance in substantially the form of Exhibit H hereto not later than 10:00 a.m. Detroit time (i) three LIBOR Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a LIBOR Borrowing, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, (iii) on the Business Day such Advance is requested to be made in the case of any Swingline Loan denominated in Dollars, and (iv) on the Business Day prior to the date such Advance is requested to be made in all other cases, which notice shall specify whether a LIBOR Borrowing, an Adjusted Prime Rate Borrowing, a Swingline Loan or a Letter of Credit Advance is requested and, in the case of each requested LIBOR Borrowing the currency in which such LIBOR Borrowing is to be denominated and the LIBOR Interest Period to be initially applicable to such Borrowing and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Agent. The Agent, not later than 12:00 noon the same Business Day such notice is given, shall provide notice of such requested Advance (other than Swingline Loan) to each Revolving Credit Lender in the case of each Revolving Credit Advance and to each relevant Term Loan Lender in the case of any Term Loan. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Advance shall be made available to the requesting Borrower by depositing the proceeds thereof in the case of Loans denominated in Dollars, in immediately available funds, in an account maintained and designated by the requesting Borrower at the principal office of the Agent and in the case of Loans denominated in a currency other than Dollars, in same day or such other funds as the Agent may determine to be customary for the settlement of deposits of such currency, in an account maintained and designated by the




CREDIT AGREEMENT                                                       Page 26
requesting Borrower at the Applicable Lending Office of the Agent. Subject to the terms and conditions of this Agreement, the L/C Issuing Bank shall, on the date such Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Revolving Credit Lenders for the account of the Company. Notwithstanding anything herein to the contrary, the L/C Issuing Bank may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion, provided that the L/C Issuing Bank shall not unreasonably decline to issue a Letter of Credit pursuant to this sentence.

                  (b) Each Lender, directly or through its Applicable Lending Office, not later than 2:00 p.m. on the date any Borrowing in the form of a Loan for which such Lender has a Commitment is required to be made, shall make its pro rata share of such Borrowing available in immediately available funds at the Applicable Lending office of the Agent for disbursement to the requesting Borrower. Unless the Agent shall have received notice from any Lender prior to the date such Borrowing is requested to be made under this Section 2.4 that such Lender will not make available to the Agent such Lender's pro rata portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Lender shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the requesting Borrower, and such Lender and the requesting Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the requesting Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to, in the case of the requesting Borrower, the interest rate applicable to such Borrowing during such period and, in the case of any Lender, for the first five days at the Federal Funds Rate (for a Borrowing denominated in Dollars) or at the Agent's carrying cost for such amount (for a Borrowing denominated in a currency other than Dollars) and in either case at the interest rate applicable to such Borrowing thereafter. If such Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of such Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent on the date of any such Borrowing.

                  (c) Subject to the terms and conditions of this Agreement, the Company may borrow Revolving Credit Advances under this Section 2.4 and under
Section 3.3, prepay Revolving Credit Advances pursuant to Section 3.1 and reborrow Revolving Credit Advances but not the Term Loans under this Section 2.4.

                  (d) (i) With the exception of the MaP Letter of Credit, nothing in this Agreement shall be construed to require or authorize any Revolving Credit Lender to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit for the risk of the Lenders. Upon issuance of a Letter of Credit by the Agent, each Revolving Credit Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on its respective Revolving Credit Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Revolving Credit Lender on the date such draft or demand is honored unless the Company or any of its Subsidiaries shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Agent on such date, and each such reimbursement obligation not so paid by the Company or any of its Subsidiaries shall be automatically converted to Dollars on such date. Each Revolving Credit Lender, on such date, shall make its pro rata share of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Revolving Credit Lender shall not have made any required pro rata portion available to the Agent, such Revolving Credit Lender and the Company, unconditionally and irrevocably, severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was



CREDIT AGREEMENT                                                       Page 27
paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Loan disbursed under Section 3.3 in respect of the reimbursement obligation of the Company. If such Revolving Credit Lender shall pay such amount to the Agent together with such interest, if any, accrued, such amount so paid shall constitute a Revolving Credit Loan by such Revolving Credit Lender as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Revolving Credit Lender to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make such pro rata portion available to the Agent. Notwithstanding anything herein to the contrary, it is acknowledged and agreed that Letters of Credit hereunder may be issued for the account of any of the Subsidiaries of the Company, provided that for all purposes of this Agreement both the Company and such Subsidiary shall be deemed the account party thereon and shall be jointly and severally liable for all obligations in connection therewith and the Company shall have obtained an agreement from such Subsidiary that such Subsidiary shall be bound by all of the terms and provisions of this Agreement with respect to Letters of Credit, such agreement to be in form of substance satisfactory to the Agent.

                  (ii) Nothing in this Agreement shall be construed to require or authorize any Revolving Credit Lender to issue the MaP Letter of Credit, it being recognized that LaSalle has the sole obligation under this Agreement to issue the MaP Letter of Credit for the risk of the Revolving Credit Lenders. Upon issuance of the MaP Letter of Credit by LaSalle, each Revolving Credit Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on its respective Revolving Credit Commitment. If LaSalle shall honor a draft or other demand for payment presented or made under the MaP Letter of Credit, the Agent shall provide notice thereof to each Revolving Credit Lender on the date such draft or demand is honored unless the Company or any of its Subsidiaries shall have satisfied its reimbursement obligation under Section 3.3 by payment to LaSalle on such date. Each Revolving Credit Lender, on such date, shall make its pro rata share of the amount paid by LaSalle available in immediately available funds at the principal office of LaSalle for the account of LaSalle. If and to the extent such Revolving Credit Lender shall not have made any required pro rata portion available to LaSalle, such Revolving Credit Lender and the Company, unconditionally and irrevocably, severally agree to pay to LaSalle forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by LaSalle until such amount is so made available to LaSalle at a per annum rate equal to the interest rate applicable during such period to the related Loan disbursed under Section 3.3 in respect of the reimbursement obligation of the Company. If such Revolving Credit Lender shall pay such amount to LaSalle together with such interest, if any, accrued, such amount so paid shall constitute a Revolving Credit Loan by such Revolving Credit Lender as part of the Revolving Credit Borrowing disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Revolving Credit Lender to make its pro rata portion of any such amount paid by LaSalle available to LaSalle shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make such pro rata portion available to LaSalle.

           2.5 Conditions for First Disbursement. The obligation of the Lenders to make the first Advance hereunder is subject to receipt by each Lender and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Lender and the Agent:

                  (a) Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's and each Guarantor's respective jurisdiction of organization listing all charter documents of the Company or each Guarantor, respectively, on file in that office and certifying as to the good standing and corporate existence of the Company or each Guarantor, respectively, together with copies of such charter documents of the Company or each Guarantor certified as of a recent date by such authority or official and




CREDIT AGREEMENT                                                       Page 28
certified as true and correct as of the Effective Date by a duly authorized officer of the Company or each Guarantor, respectively;

                  (b) By-Laws and Corporate Authorizations. Copies of the by-laws or operating agreement of the Company each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by the Company and each Guarantor to authorize the execution, delivery and performance by the Company and each Guarantor of the Loan Documents to which the Company or such Guarantor, respectively, is a party and the consummation by the Company or such Guarantor, respectively, of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company or each Guarantor, respectively;

                  (c) Incumbency Certificate. Certificates of incumbency of the Company and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers or members, as the case may be, authorized to act on behalf of the Company or each Guarantor in connection with the Loan Documents to which the Company and such Guarantor is a party and the consummation by the Company or such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and each Guarantor;

                  (d) Notes. The Notes duly executed on behalf of the Company for each Lender which has requested Notes;

                  (e) Security Documents. The Security Documents duly executed on behalf of the Borrowers and the Guarantors, as the case may be, granting to the Agent for the benefit of the Lenders the collateral and security intended to be provided pursuant to Section 2.11 (except to the extent the Agent has agreed that any such Security Documents with respect to certain Foreign Subsidiaries may be delivered post closing due to any legal requirements or impediments), together with:

                      (i) Recording, Filing, Etc. Recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Lenders or the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agent thereunder, together with Uniform Commercial Code record searches in such offices as the Lenders or the Agent may request;

                      (ii) Title Insurance. Policies of mortgage title insurance issued by an insurer and in amounts satisfactory to the Lenders and the Agent, insuring the interest of the Agent under the Mortgages without standard exceptions and without any special exceptions not acceptable to the Agent and containing such further endorsements, affirmative coverage and other terms as the Lenders and the Agent may request;

                      (iii) Surveys. Surveys of the property subject to the Mortgages made by a land surveyor licensed in the State in which such property is located and acceptable to the Agent complying with the Minimum Standard Detail Requirements for Land Title Surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping and showing such details as the Lenders and the Agent may request, certified to the Agent and the issuer of such mortgage title insurance policy in form acceptable to the Agent, or such surveys recertified by such a surveyor sufficient to permit the issuers of all mortgage title insurance policies to remove their standard exceptions;

                      (iv) Leased Property; Landlord Waivers. Copies of all real property leases, certified as true and correct as of the Effective Date by a duly authorized officer of the Company, and an agreement of each landlord under such leases to the extent required by the Agent, in form and substance acceptable to the



CREDIT AGREEMENT                                                       Page 29

Agent, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith; and

                      (v) Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 5.1(c), paragraph 1(e) of the Security Agreement and paragraph 6 of each Mortgage is in full force and effect;

                  (f) Legal Opinions. The favorable written opinions of counsels for each Borrower and each Guarantor, substantially in the form of Exhibit I attached hereto, and as to such other matters as the Agent may request;

                  (g) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of, the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or if none are required, a certificate of such officer to that effect;

                  (h) Acquisition/Due Diligence. The satisfactory completion of the Foggini Acquisition (other than the payment of the purchase price with the initial Advances hereunder and other routine matters described in the acquisition completion certificate delivered by the Company to the Agent prior to the making of the initial Advance hereunder) and all due diligence with respect to the Company, its Subsidiaries, Foggini and the Foggini Acquisition, including, but not limited to, the satisfactory review of all Foggini Acquisition Documents, all terms, conditions and provisions of the Foggini Acquisition, all final projections, all pro forma and prospective financial statements, all sources and uses statements, pro forma borrowing base and covenant compliance projections and certificates, new business awards and contracts of the Company and its Subsidiaries, the organizational structure of the Company and its Subsidiaries after the Foggini Acquisition, all environmental matters relating to Foggini, all shareholder and other agreements with the shareholders of Foggini, all charter documents and other organizational documents of Foggini, all required court, regulatory and other approvals required in connection with the Foggini Acquisition, and the form and structure, including the financial, legal, accounting, tax and all other aspects of the Foggini Acquisition, all of which shall be satisfactory to the Agent and its counsel;

                  (i) Environmental Certificate. An Environmental Certificate duly executed by the Company and the Guarantors;

                  (j) Payments. Evidence satisfactory to the Agent that all transfers of funds and payments described on Schedule 4.21 are being accomplished simultaneously, or at such other time as noted on Schedule 4.21, with the first Advance hereunder, including without limitation the payment in full of all indebtedness and other liabilities, and the termination of all commitments to lend and all Liens relating thereto, as described on Schedule 4.21;

                  (k) Due Diligence. The Agent shall have received and be satisfied with a field asset examination of receivables and inventory (provided that it is acknowledged that such field asset examination is a condition precedent only to the Revolving Credit Advances), all environmental reports and liabilities, all litigation searches, a review of all Contingent Liabilities and all other due diligence and investigation required by the Agent;






CREDIT AGREEMENT                                                       Page 30

         (l) Certificates. The Agent shall have received, in form and substance satisfactory to the Agent, a pro forma covenant compliance certificate, Borrowing Base Certificate and projection of tax payments, as of the Effective Date and as of the end of each of the first four quarters after the Effective Date;

         (m) Senior Unsecured Notes. Evidence satisfactory to the Agent that the outstanding aggregate principal balance of the Senior Unsecured Notes is equal to $14,015,000; and

         (n) Other Conditions. Such other documents and completion of such other matters as the Agent or any Lender may reasonably request.

    2.6 Further Conditions for Disbursement. The obligation of the Lenders to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

         (b) No Event of Default or Unmatured Event shall exist or shall have occurred and be continuing on the date such Advance is made and the making of such Advance shall not cause an Event of Default or Unmatured Event;

         (c) The Agent shall have received the Borrowing Base Certificate pursuant to Section 5.1(d)(v) as of the close of business on the last day of the month preceding the date such Advance is made;

         (d) In addition to all other applicable conditions, in the case of any Letter of Credit Advance, the Company shall have delivered to the L/C Issuing Bank an application for such Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of the Company, and any Subsidiary, if applicable.

Each Borrower shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section
2.6. For purposes of this Section 2.6, the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

    2.7 Subsequent Elections as to Borrowings. Subject to Section 2.4(a), each Borrower may elect, with respect to any Loan outstanding to it, (a) to continue a LIBOR Borrowing of one type, or a portion thereof, as a LIBOR Borrowing of the then existing type or (b) to convert a LIBOR Borrowing of one type, or a portion thereof, to a Borrowing of another type (or, in the case of the Company, elect to convert an Adjusted Prime Rate Borrowing, or a portion thereof, to a LIBOR Borrowing), in each case by giving notice thereof to the Agent in substantially the form of Exhibit J hereto not later than 10:00 a.m. Detroit time (or 10:00 a.m. local time of the Applicable Lending Office of the Agent in the case of Loans denominated in a Permitted Currency other than Dollars) three LIBOR Business Days prior to the date any such continuation of or conversion to a LIBOR Borrowing is to be effective and not later than 10:00 a.m. Detroit time on the Business Day date such continuation or conversion is to be effective in all other cases, provided that an outstanding LIBOR Borrowing may only be converted on the last day of the then current LIBOR Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a LIBOR Borrowing is requested, such notice shall also specify the LIBOR Interest Period to be applicable thereto upon such continuation or conversion. The Agent, not later than 1:00 p.m. the Business Day such notice is given, shall


CREDIT AGREEMENT                                                        PAGE 31
provide notice of such election to the relevant Lenders. If a Borrower shall not timely deliver such a notice with respect to any outstanding LIBOR Borrowing, the relevant Borrower shall be deemed to have elected to convert such LIBOR Borrowing to an Adjusted Prime Rate Borrowing on the last day of the then current LIBOR Interest Period with respect to such Borrowing.

    2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a LIBOR Borrowing pursuant to Section 2.4, or a request for a continuation of a LIBOR Borrowing, or a request for a conversion of an Adjusted Prime Rate Borrowing to a LIBOR Borrowing pursuant to Section 2.7, (a) in the case of any LIBOR Borrowing, deposits in the relevant Permitted Currency for periods comparable to the LIBOR Interest Period elected are not available to any Lender in the relevant interbank market, or (b) the applicable interest rate will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related LIBOR Borrowing or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Lender (i) to make or fund the relevant LIBOR Borrowing or (ii) to continue such LIBOR Borrowing or (iii) to convert a Borrowing to such a LIBOR Borrowing, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a LIBOR Borrowing pursuant to Section 2.4 or a continuation of or conversion to a LIBOR Borrowing pursuant to Section 2.7. In the event that such circumstances no longer exist, the Lenders shall again consider requests for LIBOR Borrowings pursuant to Section 2.4, and requests for continuations of and conversions to LIBOR Borrowings of the affected type pursuant to Section 2.7.

    2.9 Minimum Amounts; Limitation on Number of Borrowings. Except for (a) Advances and conversions thereof which exhaust the entire remaining amount of the Commitments and (b) payments required pursuant to Section 3.8, each Borrowing and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000. No more than six LIBOR Interest Periods shall be permitted to exist at any one time with respect to all Revolving Credit Loans, no more than three LIBOR Interest Periods shall be permitted to exist at any one time with respect to Term Loan A and no more than three LIBOR Interest Periods shall be permitted to exist at any one time with respect to Term Loan B.

    2.10 Borrowing Base Adjustments. Each Borrower agrees that if at any time any trade account receivable or any inventory of any Borrower or any Guarantor fails to constitute Eligible Accounts Receivable, Eligible Deferred Reimbursement Tooling or Eligible Inventory as the case may be, for any reason, the Agent may, at any time upon written notice to the Company and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base. Additionally, the Agent may establish such reserves against the Eligible Accounts Receivable, Eligible Deferred Reimbursement Tooling or Eligible Inventory from time to time as determined by the Agent, in each case without in any way impairing the rights of the Lenders and the Agent in and to the same under the Security Agreements.

    2.11 Security and Collateral. To secure the payment when due of all Lender Indebtedness, each Borrower shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent Security Documents, to the extent not legally prohibited from doing so or determined by the Agent to be cost prohibitive, granting the following:

              (a) Security interests in all present and future accounts, inventory, equipment, fixtures, general intangibles and all other personal property of each Borrower and each Guarantor;




CREDIT AGREEMENT                                                      PAGE 32

              (b) Mortgage liens on all real property and fixtures of each Borrower and each Guarantor;

              (c) Pledges of 100% of the Capital Stock of all Subsidiaries;

              (d) Guarantees of all Guarantors; and

              (e) All other security and collateral described in the Security Documents.

    2.12 Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or account evidencing the indebtedness of the Borrowers to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (b) The Agent shall also maintain accounts in which it will record
(i) the amount of each Advance made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's share thereof.

              (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Advances therein record; provided, however, that the failure of the Agent or any lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Advances in accordance with their terms.

              (d) Any Lender may request that its Advances be evidenced by the appropriate Note(s). In such event, the relevant Borrower shall prepare, execute and deliver to such Lender such Note(s) payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Advances evidenced by such Note(s) and interest thereon shall at all times (including after any assignment pursuant to Section 8.6) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 8.6, except to the extent that any such Lender or assignee subsequently returns any such Note(s) for cancellation and requests that such Advances once again be evidenced as described in paragraphs (a) and (b) above.


                                   ARTICLE III

                      PAYMENTS AND PREPAYMENTS OF ADVANCES


    3.1 Principal Payments.

         (a) Unless earlier payment is required under this Agreement, each relevant Borrower shall pay to the Revolving Credit Lenders on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans outstanding to it. If the Revolving Credit Advances at any time exceed the amount allowed pursuant to Section 2.1(e), the Company shall prepay, or cause another Borrower or Borrowers to prepay, the Revolving Credit Advances by an amount equal to or greater than such excess.



CREDIT AGREEMENT                                                     Page 33

         (b) Unless earlier payment is required under this Agreement, Term Loan A shall be payable as follows:

              (i) The relevant Borrowers shall pay to the Term Loan A Lenders their pro rata share of the principal of Term Loan A in twenty-three consecutive quarterly installments payable on the last day of each March, June, September and December, commencing with the last day of June, 1999, and a final principal installment due on Maturity Date A, as follows: (A) quarterly principal installments equal to the Dollar Equivalent of $1,000,000 each for the first four quarterly payments, (B) quarterly principal installments equal to the Dollar Equivalent of $2,000,000 each for the next four quarterly payments, (C) quarterly principal payments equal to the Dollar Equivalent of $3,000,000 each for the next four quarterly payments, (D) quarterly principal payments equal to the Dollar Equivalent of $4,000,000 each for the next four quarterly payments, and (E) principal installments equal to the Dollar Equivalent of $5,000,000 each for the next seven quarterly installments and for the principal installment due on Maturity Date A, and on Maturity Date A Term Loan A shall be paid in full.

              (ii) The Company shall pay to the Term Loan B Lenders the principal of Term Loan B in twenty seven consecutive quarterly installments payable on the last day of each March, June, September and December, commencing with the last day of June, 1999, and a final installment payable on Maturity Date B, as follows: (A) quarterly principal installments of $250,000 each for the first twenty-four quarterly payments, and (B) principal installments of $23,500,000 each for the next three quarterly installments and for the principal installment due on Maturity Date B, and on Maturity Date B Term Loan B shall be paid in full.

         (c) In addition to all other payments of the Loans required hereunder, the Company shall prepay the Loans by an amount equal to 100% of all of the Net Cash Proceeds from any sale or other disposition of any assets (other than the sale of inventory in the ordinary course of business upon customary credit terms, sales of scrap or obsolete material or equipment which are not material in the aggregate and transfers of assets, including without limitation Capital Stock, between Guarantors or between the Company and Guarantors) in excess of $1,000,000 in aggregate amount in any fiscal year (other than such Net Cash Proceeds from the sale of fixed assets which are used within 180 days of the date received to replace the fixed asset so sold or otherwise disposed of or to acquire a fixed asset of comparable value, provided that until such Net Cash Proceeds are used, notwithstanding anything herein to the contrary, a reserve shall be taken against the Revolving Credit Commitments, and they shall each be blocked in an amount equal to such Net Cash Proceeds) which payments shall be due 20 days after the end of each month for all such sales and other dispositions during such month. The Company shall provide a certificate to the Agent within 20 days after each sale of assets which, but for the above parenthetical, would cause a prepayment under this Section 3.1(c), which certificate shall describe such sale of assets and estimate when such Net Cash Proceeds will be used to purchase assets of a comparable value, and if such Net Cash Proceeds are not used within 180 days after such sale or such earlier date when the Company has determined not to purchase assets of comparable value with such Net Cash Proceeds the Company will then prepay the Loans with such Net Cash Proceeds. Such mandatory prepayments shall be applied pro rata between the Term Loans first, and shall be applied to installments on the Term Loans in the inverse order of maturities until paid in full and thereafter shall be applied to the Revolving Credit Advances. Any such payments on the Revolving Credit Advances shall permanently reduce the amount of the Revolving Credit Commitments by the amount of such payment.

         (d) In addition to all other payments of the Loans required hereunder, the Company shall prepay the Loans by an amount equal to 75% of all Net Cash Proceeds of any Subordinated Debt incurred at any time or any other Indebtedness (other than Indebtedness permitted hereunder), if any. Such mandatory prepayments shall be applied pro rata among the Term Loans first, and shall be applied to installments on the Term Loans, in the inverse order of maturities until paid in full and thereafter shall be applied to the


CREDIT AGREEMENT                                                     Page 34

Revolving Credit Advances. Any such payments on the Revolving Credit Advances shall permanently reduce the amount of the Revolving Credit Commitments by the amount of such payment.

         (e) In addition to all payments of the Loans required hereunder, the Company shall prepay the Loans by an amount equal to 75% of the Net Cash Proceeds from the issuance or other sale of any Capital Stock of the Company or any of its Subsidiaries. Such mandatory prepayments on the Loans shall be applied pro rata among the Term Loans first, and shall be applied to installments on the Term Loans in the inverse order of maturities until paid in full and thereafter shall be applied to the Revolving Credit Advances. Any such payments on the Revolving Credit Advances shall permanently reduce the amount of the Revolving Credit Commitments by the amount of such payment.

         (f) In addition to all payments of the Loans required hereunder, the Company shall prepay the Loans by amount equal to 50% of Excess Cash Flow, payable 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 1999) based upon the Excess Cash Flow for the most recently ended fiscal year. Such mandatory prepayment shall be applied pro rata among the Term Loans first, and shall be applied to installments on the Term Loans in the inverse order of maturities until paid in full and thereafter shall be applied to the Revolving Credit Advances. Any such payments on the Revolving Credit Advances shall permanently reduce the amount of Revolving Credit Commitments by the amount of such payment.

         (g) A Borrower may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that (i) a Borrower may not prepay any portion of any Loan as to which an election of or a conversion to a LIBOR Loan is pending pursuant to 2.7, (ii) a Borrower shall comply with all requirements of Section 3.9 in connection with any payment of any LIBOR Loan, (iii) in the event that the Company makes any prepayment of Term Loan B at any time on or prior to the date one year after the Effective Date (whether pursuant hereto, pursuant to this Section 3.1, Section 6.2 or otherwise) the Company shall pay to each Term Loan B Lender a prepayment premium equal to 1.00% of the amount prepaid, and (iv) all optional prepayments of any Term Loan shall be applied to installments due thereon in the inverse order of maturities. The Company agrees that the amounts payable pursuant to this Section are a reasonable preestimate of loss and not a penalty. Such amounts are payable as liquidated damages for the loss of bargain and payment of such amounts shall not in any way reduce, affect or impair any other obligations of the Company under this Agreement.

         (h) The Borrowers shall (i) give the Agent at least ten Business Days' notice of each prepayment that the Borrowers expect to make on Term Loan B pursuant to Sections 3.1(c), (d), (e), (f), and (g), in each case specifying the amount of such prepayment and a brief description of the event or events which cause such prepayment to be made.

         (i) (i) At least five Business Days before the date (an "Unscheduled Prepayment Date") on which any prepayment of the Term Loan B (a "Term Loan B Unscheduled Prepayment") would, but for the provisions of this subsection (i), become payable pursuant to Sections 3.1(c), (d), (e) and (f) the Company shall deliver a notice conforming to the requirements of paragraph (ii) below (a "Term Loan B Prepayment Notice") to the Agent and on or before such Unscheduled Prepayment Date, the Company shall deposit in a cash collateral account with the Agent an amount equal to such Term Loan B Unscheduled Prepayment (together with interest accrued thereon to but excluding the Deferred Term Loan B Prepayment Date specified in such Term Loan B Prepayment Notice). Such Term Loan B Unscheduled Prepayment shall not be made on such Unscheduled Payment Date but shall instead be deferred as provided in this subsection (i). Upon receipt of any Term Loan B Prepayment Notice, the Agent shall promptly notify each Term Loan B Lender of the contents hereof.



CREDIT AGREEMENT                                                      Page 35

              (ii) Each Term Loan B Prepayment Notice shall (w) set forth the amount of the relevant Term Loan B Unscheduled Prepayment and the portion thereof that each Term Loan B Lender will be entitled to receive if it accepts prepayment of its Term Loan B Loans in accordance with this subsection, (x) contain an offer to prepay on a specified date (a "Deferred Term Loan B Prepayment Date"), which shall not be less than 10 days or more than 25 days after the date of such Term Loan B Prepayment Notice, the Term Loan B Loans of such Term Loan B Lender by an aggregate principal amount equal to such Term Loan B Lender's share of such Term Loan B Unscheduled Prepayment, (y) request such Term Loan B Lender to notify the Company and the Agent in writing, no later than the fifth Business Day before the Deferred Term Loan B Prepayment Date, of such Term Loan B Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Term Loan B Lender that, if it fails to reject such offer in writing on or before the fifth Business Day before such Deferred Term Loan B Prepayment Date, it shall be deemed to accept such offer. Each Term Loan B Prepayment Notice shall be given by facsimile and confirmed by hand delivery or overnight courier service, in each case addressed to the Agent and each Term Loan B Lender as provided herein.

              (iii) On each Deferred Term Loan B Prepayment Date, the Agent shall withdraw from such cash collateral account the amount deposited therein with respect to the relevant Term Loan B Unscheduled Prepayment (and any interest earned thereon) and shall apply such amount as follows:

              (x) to prepay a portion of the principal of the Term Loan B Loans of each Term Loan B Lender that shall have accepted (or be deemed to have accepted) such prepayment in accordance with the related Term Loan B Prepayment Notice (an "Accepting Term Loan B Lender") equal to the portion of the relevant Term Loan B Unscheduled Prepayment initially allocated to such Accepting Term Loan B Lender;

              (y) to prepay a portion of the principal of the Term Loan A and the Term Loan B Loans of the Accepting Term Loan B Lenders, ratably in proportion to the then outstanding principal amounts thereof, in an aggregate amount equal to the portion of the relevant Term Loan B Unscheduled Prepayment initially allocated to the Term Loan B Lenders that rejected such prepayment; and

              (z) to pay interest accrued on the principal amounts so prepaid to the date of prepayment.

If the amount withdrawn from such cash collateral account is not sufficient to make the foregoing payments, the Company shall pay to the Agent on such Deferred Term Loan B Prepayment Date an amount equal to the shortfall. Notwithstanding anything herein to the contrary, if all of the Revolving Credit Loans and Term Loan A are paid in full, the Term Loan B Lenders may not refuse a prepayment on Term Loan B.


    3.2 Interest Payments. The Borrowers shall pay interest to the Lenders on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

         (a) During such periods that such Loan is an Adjusted Prime Rate Loan, the Adjusted Prime Rate.

         (b) During such periods that such Loan is a LIBOR Loan, the LIBOR applicable to such Loan for each related LIBOR Interest Period.


CREDIT AGREEMENT                                                      Page 36

Notwithstanding the foregoing paragraphs (a) and (b), the Borrowers shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) upon and during the continuance of any Event of Default if required by the Required Lenders.

    3.3 Letter of Credit Reimbursement Payments. (a) (i) The relevant Borrower agrees to pay to the L/C Issuing Bank, not later than 1:00 p.m. Detroit time on the date on which the L/C Issuing Bank shall honor a draft or other demand for payment presented or made under such Letter of Credit, an amount equal to the amount paid by the L/C Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the L/C Issuing Bank relative thereto (the "Reimbursement Amount"). The L/C Issuing Bank shall, on the date of each demand for payment under any Letter of Credit issued by the L/C Issuing Bank, give the relevant Borrower and the Agent notice thereof and of the amount of such relevant Borrowers' reimbursement obligation and liability for expenses relative thereto; provided that the failure of the L/C Issuing Bank to give such notice shall not affect the reimbursement and other obligations of the Borrowers under this Section 3.3. Unless the relevant Borrowers shall have made such payment to the L/C Issuing Bank on such day, upon each such payment by the L/C Issuing Bank, such Borrower shall be deemed to have elected to satisfy its reimbursement obligation by an Adjusted Prime Rate Borrowing in an amount equal to the Dollar Equivalent (determined as of the date of such payment) of the amount so paid by the L/C Issuing Bank in respect of such draft or other demand under such Letter of Credit, and the L/C Issuing Bank shall be deemed to have disbursed to the Company, for the account of the Revolving Credit Lenders, the Adjusted Prime Rate Loans comprising such Adjusted Prime Rate Borrowing, and each Revolving Credit Lender shall make its share of each such Adjusted Prime Rate Borrowing available to the L/C Issuing Bank in accordance with this Agreement. Such Adjusted Prime Rate Loans shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan and, to the extent of the Adjusted Prime Rate Loans so disbursed, the reimbursement obligation of such Borrower with respect to such Letter of Credit under this subsection (a)(i) shall be deemed satisfied.

              (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to any Borrower pursuant to Section 6.1(h)), Adjusted Prime Rate Loans may not be made by the Revolving Credit Lenders as described in subsection (a)(i) of this Section 3.3, (A) the relevant Borrower agrees that each Reimbursement Amount not paid pursuant to the first sentence of subsection (a)(i) of this Section 3.3 shall be converted to dollars equal to the Dollar Equivalent as of the date such Reimbursement Amount is due and shall bear interest, payable on demand by the L/C Issuing Bank, at the interest rate then applicable to Adjusted Prime Rate Loans, and (B) effective on the date each such Adjusted Prime Rate Loan would otherwise have been made with respect to any Letter of Credit, each Revolving Credit Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Event of Default or Unmatured Event to the extent of such Revolving Credit Lender's pro rata share (based on the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders then constituted by such Revolving Credit Lender's Revolving Credit Commitment) purchase a participating interest in each Reimbursement Amount. Each such Lender will immediately transfer to the L/C Issuing Bank, in same day funds, the amount of its participation. Each such Lender shall share on a pro rata basis in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the L/C Issuing Bank, such Lender agrees to pay to the L/C Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date of demand by the L/C Issuing Bank until the date such amount is paid to the L/C Issuing Bank, at the Federal Funds Rate for the first five days after such demand and at the Overdue Rate thereafter.

              (iii) Each Revolving Credit Lender shall be obligated, absolutely and unconditionally, to make Adjusted Prime Rate Loans pursuant to Section 3.3(a)(i) to purchase and fund



CREDIT AGREEMENT                                                      Page 37
participation interests in Letters of Credit pursuant to Section 2.4(d) and 3.3(a)(ii) and the obligation shall not be affected by any circumstance whatsoever, including, without limitation, (i) any set off, counterclaim, recoupment, defense or other right which such Lender or the Company may have against the L/C Issuing Bank, any Borrower or anyone else for any reason whatsoever, (ii) the occurrence of any Event of Default or Unmatured Event (iii) any adverse change in the condition (financial or otherwise) of the Company or any of their Subsidiaries, (iv) any breach of this Agreement by the Company, any of its Subsidiaries, the L/C Issuing Bank, or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, including without limitation any termination or other limitation on the Revolving Credit Commitments or any failure to satisfy any conditions precedent to any Advance contained herein or any other provision of this Agreement.

         (b) The reimbursement obligation of the Borrowers under this Section
3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Company to the Lenders hereunder shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

              (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

              (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

              (iii) The existence of any claim, setoff, defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or any such transferee may be acting), the L/C Issuing Bank or any Lender or any other Person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

              (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (v) Payment by the L/C Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

              (vi) Any failure, omission, delay or lack on the part of the L/C Issuing Bank or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the L/C Issuing Bank, any Lender or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the L/C Issuing Bank, any Lender or any such party; or

              (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.



CREDIT AGREEMENT                                                   Page 38

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to any Borrower against the L/C Issuing Bank or any Lender. Nothing in this Section 3.3 shall limit the liability, if any, of the Lenders to the relevant Borrower pursuant to
Section 3.3(c).

         (c) The relevant Borrower hereby indemnifies and agrees to hold harmless the Lenders, the Agent, the L/C Issuing Banks and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders, the Agent, the L/C Issuing Banks or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit issued for the account of such Borrower, and neither any Lender, the Agent, any L/C Issuing Bank nor any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the L/C Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the relevant Borrower shall not be required to indemnify the Lenders, the Agent, the L/C Issuing Banks and such other Persons, and the Lenders shall be severally liable to the relevant Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the L/C Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by the L/C Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or wilful misconduct of the L/C Issuing Bank; provided that none of the Agent, any L/C Issuing Bank, any Lender or any such Person shall have the right to be indemnified hereunder for its own gross negligence or wilful misconduct as determined by a court of competent jurisdiction. It is understood that in making any payment under a Letter of Credit the L/C Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or wilful misconduct of the L/C Issuing Bank in connection with such payment. It is further acknowledged and agreed that the relevant Borrower may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Lenders, the L/C Issuing Banks or the Agent are alleged to be liable and it shall be a precondition of the assertion of any liability of the Lenders, the L/C Issuing Banks or the Agent under this Section that the relevant Borrower shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

         (d) With the exception of the MaP Letter of Credit, Letters of Credit may be issued in any currency acceptable to the Agent, provided that all Reimbursement Amounts payable by the Company shall be paid in Dollars in an amount equal to the Dollar Equivalent of such Reimbursement Amount as determined at the time the Agent makes payment under any Letter of Credit and not more than an amount equal to the Dollar Equivalent of $40,000,000 in such Letters of Credit in any currency other than Dollars may be issued, which Dollar Equivalent shall be measured at the time of issuance of any Letter of Credit. For purposes of this Agreement, the outstanding amount of any Letter of Credit issued in any currency other than Dollars shall be equal to the Dollar Equivalent thereof.



CREDIT AGREEMENT                                                      Page 39

    3.4 Payment Method. (a) All payments required to be made by a Borrower in Dollars hereunder will be made in immediately available funds to the Agent for the account of the Lenders at its address set forth on the signature pages not later than 1:00 p.m. Detroit time on the date on which such payment shall become due. Payments received after 1:00 p.m. Detroit time shall be deemed to be payments made prior to 1:00 p.m. Detroit time on the next succeeding Business Day. All payments required to be made by a Borrower in a currency other than Dollars will be made in the required currency and in same day or such other funds as the Agent may determine to be customary for the settlement of deposits in such currency not later than 1:00 p.m. local time of the Applicable Lending Office of the Agent, to such Applicable Lending Office for the account of the Lenders. Payments received after 1:00 p.m. local time of such Applicable Lending Office shall be deemed to be payments received before 1:00 p.m. local time on the next succeeding LIBOR Business Day. Each Borrower hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of principal, interest and fees due under Section 2.3 to be made (subject to sufficient funds being available in such account for that purpose).

         (b) At the time of making each such payment, a Borrower shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Advance or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that a Borrower fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine.

         (c) On the day such payments are deemed received, the Agent shall remit to the Lenders their pro rata shares of such payments in the same type of funds received by the Agent, (i) in the case of payments of principal and interest on any Borrowing, determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all the Lenders included in such Borrowing and (ii) in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the L/C Issuing Bank's fee payable pursuant to Section 2.3(b)(ii), the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Lender under Section 2.4 or 3.7) determined with respect to each such Revolving Credit Lender by the ratio which the Commitment of such Revolving Credit Lender bears to the Commitments of all the Revolving Credit Lenders.

    3.5 No Setoff or Deduction. All payments of principal and interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are required to be withheld from any amounts payable hereunder with respect to any Advance, the amount so payable shall be increased to the extent necessary to yield to the payee thereof (after such withholding) the interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement.

    3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Except as otherwise provided in Schedule 1.1-B, computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.


CREDIT AGREEMENT                                                      Page 40

    3.7 Additional Costs. (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) directly affect the basis of taxation of payments to any Lender or the Agent of any amounts payable by a Borrower under this Agreement (other than taxes imposed on the overall net income of any Lender or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender or the Agent, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing (i.e., (i), (ii) or (iii)) is to increase the cost to any Lender or the Agent, as the case may be, of making, funding or maintaining any LIBOR Loan or any Letter of Credit or to reduce the amount of any sum receivable by any Lender or the Agent, as the case may be, thereon, then such Borrower shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any LIBOR Loan, such Lender or the Agent is not compensated therefor in the computation of the interest rate applicable to such LIBOR Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent, as the case may be, to such Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

         (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Lender's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Agent to be material, then the Borrowers shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent to the Borrowers, shall be conclusive and binding for all purposes absent manifest error in computation.

    3.8 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Lender to maintain any LIBOR Loan under this Agreement, the Borrowers shall upon



CREDIT AGREEMENT                                                      Page 41
receipt of notice thereof from such Lender, repay in full the then outstanding principal amount of each LIBOR Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.9, which LIBOR Loan may be repaid with an Adjusted Prime Rate Loan if the conditions for such Loan are satisfied, in each case (a) on the last day of the then current LIBOR Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (b) immediately if such Lender may not continue to maintain such Loan to such day.

    3.9 Indemnification. If a Borrower makes any payment of principal with respect to any LIBOR Loan on any other date than the last day of a LIBOR Interest Period applicable thereto (whether pursuant to Section 3.1, Section 3.8, Section 6.2 or otherwise), or if a Borrower fails to borrow any LIBOR Loan after notice has been given to the Lenders in accordance with Section 2.4, or if a Borrower fails to make any payment of principal or interest in respect of a LIBOR Loan when due, such Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to such Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.9 shall be made as though such Lender shall have actually funded or committed to fund the relevant LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related LIBOR Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that such Lender may fund any LIBOR Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.

    3.10 Substitution of Lender. If (i) the obligation of any Lender to make or maintain LIBOR Loans has been suspended pursuant to Section 3.8 when not all Lenders obligations have been suspended (ii) any Lender has demanded compensation under Section 3.7 or (iii) any Lender is a Defaulting Lender, the Company shall have the right, if no Unmatured Event or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Agent, provided that (x) at the time of any replacement pursuant to this Section 3.10, the Replacement Lender shall enter into one or more Assignment and Acceptances, pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Advances and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender under Section
2.3 and (C) the amount which would be payable by any Borrower(s) to the Replaced Lender pursuant to Section 3.9 if such Borrower(s) prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (y) all obligations of the Company then owing to the Replaced Lender (other than those specifically described in clause (x) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (x) and (y) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.9 and 8.5) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to the Company, the Agent or any other Lender.






CREDIT AGREEMENT                                                      Page 42

    3.11 Non-Receipt of Funds by the Agent. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender in Dollars, the Federal Funds Rate for such day, (ii) in the case of payment by a Lender in any Permitted Currency other than Dollars, the amount necessary to cover the costs of the Agent due to the non-receipt of the expected funds, as determined by the Agent, or (iii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.




                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


    Each Borrower represents and warrants that:

    4.1 Corporate Existence and Power. Each of the Borrowers and the Guarantors is a company or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not result in any Material Adverse Effect. Each of the Borrowers and the Guarantors has all requisite corporate or company power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

    4.2 Corporate Authority. The execution, delivery and performance by each of the Borrowers and the Guarantors of the Loan Documents to which it is a party have been duly authorized by all necessary company or corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of any Borrower's or any Guarantor's charter or by-laws, or of any contract or undertaking to which any Borrower or any Guarantor is a party or by which any Borrower or any Guarantor or their respective property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

    4.3 Binding Effect. The Loan Documents to which any Borrower or any Guarantor is a party are the legal, valid and binding obligations of the Borrowers and the Guarantors party thereto, respectively, enforceable against the Borrowers and the Guarantors in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.




CREDIT AGREEMENT                                                      Page 43

    4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of organization and ownership of each Subsidiary of the Company. Each such Subsidiary and each Person becoming a Subsidiary of a Borrower or a Guarantor after the date hereof is and will be a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not result in any Material Adverse Effect. Each Subsidiary of the Company has and will have all requisite power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power could not result in a Material Adverse Effect. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in
Schedule 4.4 hereto, are and will be owned, beneficially and of record, by a Borrower, a Guarantor or another Subsidiary of the Company free and clear of any Liens other than as permitted under this Agreement.

    4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of any Borrower's knowledge, threatened against or affecting any Borrower, any Guarantor or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any Material Adverse Effect and, to the best of the Borrowers' knowledge, there is no basis for any such action, suit or proceeding.

    4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1997 and reported on by Coopers & Lybrand L.L.P., independent certified public accountants, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles. The budgeted consolidated and consolidating financial statements of the Company and its Subsidiaries and the pro forma projections of consolidated financial results of the Company and its Subsidiaries for each of the fiscal years ending December 31, 1999 through December 31, 2005 are based on appropriate assumptions and the best information available. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ending December 31, 1998 and prepared by the Company, fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles, subject to customary year end audit adjustments. There has been no Material Adverse Effect since December 31, 1997 or December 31, 1998. There is no material Contingent Liability of the Company that is not reflected in such financial statements or in the notes thereto.

    4.7 Use of Advances. The Company will use the proceeds of the initial Advances hereunder as described in the sources and uses certificate delivered by the Company to the Agent on the Effective Date, and the Borrowers will use all other Advances for general company or corporate purposes. No Borrower, no Guarantor nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. Any Capital Stock being acquired in connection with the Foggini Acquisition is not "margin stock" within the meaning of


CREDIT AGREEMENT                                                      Page 44

Regulations T, U or X of the Board of Governors of the Federal Reserve System and is not "marginable OTC stock" or "foreign margin stock" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of any Loan Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock

    4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Borrowers pursuant to
Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental Person or entity, including without limitation any creditor, lessor or stockholder of any Borrower, any Guarantor or any of their respective Subsidiaries, is required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of any Loan Document or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any Loan Document.

    4.9 Taxes. The Borrowers, the Guarantors and their respective Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due and required to be paid including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. No Borrower, no Guarantor nor any of their respective Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by any Borrower, any Guarantor or any Subsidiary.

    4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, a Borrower, a Guarantor or one or more of their respective Subsidiaries have good and marketable fee simple title to all of the real property reflected in said balance sheet, and a valid and indefeasible ownership interest in all of the other properties and assets reflected in said balance sheet or subsequently acquired by any Borrower, any Guarantor or any Subsidiary. All of such properties and assets are free and clear of any Lien except for Permitted Liens. Except to the extent set forth in Section 2.11, the Security Documents grant a first priority, enforceable and perfected lien and security interest which is not void or voidable in all real property, personal property and all other assets of each Borrower and each Guarantor, subject only to Permitted Liens.

    4.11 ERISA. The Borrower, the Guarantors, their respective Subsidiaries, the ERISA Affiliates and the Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any Plan. None of the Borrowers, the Guarantors, their respective Subsidiaries nor any of the ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Borrowers, the Guarantors, their respective Subsidiaries and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and other than obligations in the ordinary course of business to make Plan contributions and pay PBGC premiums when due, have not incurred any liability to the PBGC or any Plan. Assuming the funds provided by each Lender do not constitute the plan assets of any pension plan, the execution, delivery and performance of the Loan Documents do not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan. As of the Effective Date, no Borrower, Guarantor or any Subsidiary has any Plans.

    4.12 Disclosure. No report or other information furnished in writing or on behalf of any Borrower, any Guarantor or any Subsidiary to any Lender or the Agent in connection with the negotiation or administration of this Agreement contains to the best of its knowledge any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. No Loan Document nor any other document, certificate, or report or statement or other information furnished to any Lender or the

CREDIT AGREEMENT                                                      Page 45

Agent by or on behalf of any Borrower, any Guarantor or any Subsidiary in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to any Borrower which materially and adversely affects, or which in the future may materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of any Borrower, any Guarantor or any Subsidiary, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of any Borrower, any Guarantor or any Subsidiary in connection with the transactions contemplated hereby taken as a whole, including without limitation the offering memorandum for the Senior Subordinated Notes.

    4.13 Environmental and Safety Matters. All representations and warranties made by the Borrowers and the Guarantors in the Environmental Certificate delivered pursuant to Section 2.5(i) and Section 5.1(d)(x) are true and correct.

    4.14 Borrowing Base. All trade accounts receivable, inventory and tooling reimbursement payments of each Borrower and each Guarantor represented or reported by the Borrowers to be, or otherwise included in, Eligible Accounts Receivable, Eligible Inventory and Eligible Deferred Reimbursement Tooling comply in all respects with the requirements therefor set forth in the definitions thereof and are not of a type which, prior to the date of the Borrowing Base Certificate, have been identified as ineligible by the Agent, and the computations of the Borrowing Base set forth in each Borrowing Base Certificate are true and correct.

    4.15 No Default. No Borrower, no Guarantor nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to result in a Material Adverse Effect. No Unmatured Event or Event of Default has occurred and is continuing.

    4.16 Intellectual Property. Set forth on Schedule 4.16 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Borrowers, the Guarantors and each of their respective Subsidiaries showing as of the Effective Date the jurisdiction in which registered, the registration number and the date of registration. The Borrowers, the Guarantors and each of their respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower, any Guarantor or any of their respective Subsidiaries know of any valid basis for any such claim; the use of such Intellectual Property by the Borrowers, the Guarantors and each of their respective Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Borrowers, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilutions that, in the aggregate, could not have a Material Adverse Effect.

    4.17 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to any Borrower, any Guarantor or any Subsidiary could have a Material Adverse Effect.

    4.18 Labor Matters. There are no strikes or other labor disputes against any Borrower, any Guarantor or any Subsidiary pending or, to the knowledge of any Borrower, threatened that (individually or in the aggregate) could have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrowers, the Guarantors and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act, if applicable, or any other applicable Requirement of Law dealing with such matters that


CREDIT AGREEMENT                                                      Page 46

(individually or in the aggregate) could have a Material Adverse Effect. All payments due from the Borrowers, the Guarantors and their respective Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrowers, the Guarantors, and their respective Subsidiaries.

    4.19 Solvency. (a) After giving effect to the transactions described herein and to the incurrence or assumption of all Indebtedness (including without limitation the Subordinated Debt, all Advances and all other obligations being incurred or assumed in connection herewith and therewith) (i) the fair value of the assets of the Borrowers, the Guarantors and their respective Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrowers, the Guarantors and their respective Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrowers, the Guarantors and their respective Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrowers, the Guarantors and their respective Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrowers, the Guarantors and their respective Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrowers, the Guarantors and their respective Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (b) The Borrowers do not intend to, or to permit any of their respective Subsidiaries or any Guarantor to, and do not believe that they or any of their respective Subsidiaries or any Guarantor will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them or any such Subsidiary or any such Guarantor and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary or any such Guarantor.

    4.20 Not an Investment Company; Other Regulations. No Borrower, no Guarantor nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Borrower, no Guarantor nor any of their respective Subsidiaries is subject to any regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

    4.21 Senior Unsecured Debt Documents. As of the Effective Date, the aggregate outstanding principal balance of the Senior Unsecured Notes is equal to $14,015,000 and all Senior Unsecured Debt Documents are described on Schedule 1.1-E hereto. There is no event of default or event or condition which the Company reasonably believes will become an event of default with notice or lapse of time or both under the Senior Unsecured Debt Documents. The Third Amendment to Indenture dated as of November 17, 1992 between the Company and Mellon Bank, F.S.B. as trustee, relating to the Senior Unsecured Note Indenture is in full force and effect and is valid and binding on the Company and each holder of the Senior Unsecured Notes.

    4.22 Senior Subordinated Debt Documents. All representations and warranties of the Company contained in any Senior Subordinated Debt Document are true and correct in all material respects. The Company received net proceeds in the approximate amount of $121,000,000 on or about March 24, 1997 from its issuance of the Senior Subordinated Notes, and all agreements, instruments and documents executed or delivered pursuant to the issuance of the Senior Subordinated Notes are described on Schedule 1.1-D hereto. All Lender Indebtedness is "Senior Debt" and "Designated Senior Debt" as defined in the Senior Subordinated Debt Documents, this Agreement and the other Loan Documents are the "Senior Credit Facility" as



CREDIT AGREEMENT                                                      Page 47
defined in the Senior Subordinated Debt Documents and, other than the Lender Indebtedness, there is no other "Designated Senior Debt" thereunder. This Agreement and the other Loan Documents are the "Senior Credit Facility" as defined in the Senior Subordinated Indenture. Other than the Lender Indebtedness, there is no other "Designated Senior Indebtedness" thereunder. The Term Loans are being incurred pursuant to, and in full compliance with, the first paragraph of Section 4.09 of the Senior Subordinated Note Indenture, and the Term Loans are classified as Indebtedness incurred under the first paragraph of Section 4.09 of the Senior Subordinated Note Indenture and are not classified as Indebtedness outstanding or incurred pursuant to the items listed as "Permitted Debt" following the first paragraph of Section 4.09 of the Senior Subordinated Note Indenture. All Revolving Credit Advances, up to the full amount of the aggregate Revolving Credit Commitments, are incurred pursuant to clause (iii) of the items listed as "Permitted Debt" following the first paragraph of Section 4.09 of the Senior Subordinated Note Indenture and do not need to meet the requirements of the first paragraph of Section 4.09 of the Senior Subordinated Note. There is no Event of Default or event or condition which could become an Event of Default with notice or lapse of time or both, under the Senior Subordinated Debt Documents and each of the Senior Subordinated Debt Documents is in full force and effect. Other than pursuant to the Senior Subordinated Notes, there is no obligation pursuant to any Senior Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Effective Date which obligates the Company to pay any principal or interest or redeem any of its Capital Stock or incur any other monetary obligation.

    4.23 Foggini Acquisition. On or within one day of the Effective Date, Key Europe will complete the Foggini Acquisition in accordance with the Foggini Acquisition Documents and in accordance with all laws and regulations and all other Requirements of Law, and will acquire, free and clear of all Liens (other than Permitted Liens), good and marketable title to all assets (including without limitation all Capital Stock of the Foggini Group) being acquired pursuant to the Foggini Acquisition and the Foggini Acquisition Documents. Complete and correct copies of all Foggini Acquisition Documents have been delivered to the Agent on or before the Foggini Acquisition Date. The Company owns, free and clear of all Liens, 65% of the Capital Stock of Key Europe, and Key Europe owns 100% of the Capital Stock of Key S.A.S., Key U.K., MaP and, upon completion of the Foggini Acquisition, the Foggini Group, in each case free and clear of all Liens other than in favor of the Agent. All shareholders of Key Europe, other than the Company, have unconditionally and irrevocably assigned to the Company all of their rights in all dividends and other distributions paid or payable by Key Europe for a period of seven years after the Effective Date, and such assignments are valid, binding and enforceable in accordance with their terms. Other than restrictions imposed by law, there are no limitations or restrictions on (a) the making of any dividends or distributions of any of the Foggini Group, Key Europe or any other Subsidiary of the Company, or (b) the ability of any of the Foggini Group, Key Europe or any other Subsidiary of the Company to make loans or advances to the Company.

    4.24 Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

    4.25 Year 2000. The Company has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Company does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.



CREDIT AGREEMENT                                                       Page 48

                                    ARTICLE V

                                    COVENANTS

    5.1 Affirmative Covenants. Each Borrower covenants and agrees that, until the last to occur of the Maturity Date A, Maturity Date B and the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Advances and the performance of all other obligations of the Borrowers under this Agreement, unless the requisite Lenders pursuant to Section
8.1 shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries and the Guarantors to:

              (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation or limited liability company or other entity, as the case may be (other than any merger permitted pursuant to Section 5.2(g) and other than any dissolution or liquidations of any Subsidiary if the assets of such Subsidiary are transferred to a Borrower or any Guarantor in connection with such dissolution or liquidation), in good standing (or the equivalent thereof in any foreign jurisdiction) in each jurisdiction, foreign or domestic, in which such qualification is necessary under applicable law and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; provided, however, that a Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if its Board of Directors or other governing body shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Agent or the Lenders; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

         (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, the enforcement of which could have a Material Adverse Effect; and pay and discharge, before any interest or penalty for nonpayment thereof becomes payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens (other than Permitted Liens) upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of such Borrower, such Guarantor or such Subsidiary.

         (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Borrowers, the Guarantors or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled


CREDIT AGREEMENT                                                       Page 49
by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 5.1(c).

         (d) Reporting Requirements. Furnish to the Lenders and the Agent the following:

              (i) Promptly and in any event within five Business Days after becoming aware of the occurrence of (A) any Unmatured Event or Event of Default,
(B) the commencement of any litigation against, by or affecting any Borrower, any Guarantor or any of their respective Subsidiaries, which could have a Material Adverse Effect, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of any Borrower, any Guarantor or any of their respective Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Borrowers, to result in a Material Adverse Effect, a statement of the chief financial officer of the Company setting forth details of such Unmatured Event or Event of Default and the action which such Borrower, such Guarantor or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

              (ii) As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statements of income cash flows for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year and the variances, if any, from the budget and forecast delivered pursuant to Section 5.1(d)(ix), all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Company stating (A) that no Unmatured Event or Event of Default, has occurred and is continuing or, if an Unmatured Event or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in detail satisfactory to the Agent) showing compliance with Section 5.2 (a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

              (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, with a customary audit report of Coopers & Lybrand L.L.P., or any of the five largest independent certified public accounting firms in the United States, without qualifications unacceptable to the Agent, together with, a certificate of the chief financial officer of the Company stating (A) that no Unmatured Event or Event of Default has occurred and is continuing or, if an Unmatured Event or Event of Default has occurred and is continuing,, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2 (a), (b) (c) and (d) hereof is in conformity with the terms of this Agreement;

              (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which any Borrower, any Guarantor or any of their respective Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;



CREDIT AGREEMENT                                                      Page 50

              (v) Within 30 days after the end of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of each month, certified as true and correct by the chief financial officer of the Company, together with such supporting schedules and information as requested by the Agent;

              (vi) As soon as available and in any event within 30 days after the end of each month, a report containing an aging as of the end of the preceding month of accounts receivable and accounts payable of the Borrowers, the Guarantors and their respective Subsidiaries, in a form satisfactory to the Agent, if requested by the Agent;

              (vii) As soon as available and in any event within 30 days after the end of each month, a report identifying the inventory of the Borrowers, the Guarantors, and their respective Subsidiaries and cost and location thereof and the deferred reimbursement tooling as of the end of the preceding month, in a form satisfactory to the Agent, if requested by the Agent;

              (viii) Promptly and in any event within 10 Business Days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for any Borrower, any Guarantor or any of their respective Subsidiaries;

              (ix) Within 90 days before the end of each fiscal year of the Company, a budget and forecast prepared by the Company for the following fiscal year;

              (x) Within 60 calendar days after the end of each fiscal year of the Company, a duly executed Environmental Certificate; and

              (xi) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Borrowers, the Guarantors or any of their respective Subsidiaries as any Lender or the Agent may from time to time reasonably request.

         (e) Accounting, Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Lender or the Agent, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers, the Guarantors and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers, the Guarantors and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Borrowers do hereby authorize such Persons to discuss such affairs, finances and accounts with any Lender or the Agent, (ii) at the expense of the Borrowers, permit the Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents and site access, at the Borrowers' expense, and (iii) at the expense of the Borrowers after and during the continuance of an Event of Default, permit the Agent or any of its agents to conduct real estate appraisals, provided that the Agent shall give the Borrowers reasonable notice of any of the foregoing.

         (f) Additional Security and Collateral. Promptly (i) execute and deliver and cause each Guarantor to execute and deliver, additional Security Documents, within 30 days after request therefor by the Agent, sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in any after acquired property, and (ii) cause each Person becoming a Subsidiary of any Borrower or any Guarantor from time to time to execute and deliver to the Lenders and the Agent, within 30 days after such Person becomes

CREDIT AGREEMENT                                                       Page 51
a Subsidiary, a Guaranty and a Security Agreement, together with other related documents described in Section 2.5 sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests in all collateral of the type described in Section 2.11. The Company shall notify the Lenders and the Agent, within 10 days after the occurrence thereof, of the acquisition of any property by any Borrower or any Guarantor that is not subject to the existing Security Documents, any Person becoming a Subsidiary and any other event or condition, other than the passage of time, that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Agent with respect to such property pursuant to the Security Documents, including without limitation delivering the originals of all promissory notes and other instruments payable to any Borrower, any Guarantor or any Subsidiary to the Agent and delivering the originals of all stock certificates or other certificates evidencing any Capital Stock owned by any Borrower, any Guarantor or any Subsidiary at any time. Upon the request of the Agent and if permitted to do so by applicable law, the Company will promptly cause each Guarantor and each Subsidiary to execute and deliver to the Lenders and the Agent a Guaranty and Security Agreement, together with other related documents described in Section
2.5 sufficient to grant to the Agent for the benefit of the Lenders and the Agent liens and security interests, to the extent available under applicable law, in all collateral of the type described in Section 2.11 which has not yet been delivered.

         (g) Further Assurances. Execute and deliver within 30 days after request therefor by the Agent, all further instruments and documents and take all further action that the Agent may reasonably request, in order to give effect to the intent of, and to aid in the exercise and enforcement of the rights and remedies of the Lenders under, the Loan Documents, including without limitation causing each lessor of real property to any Borrower, any Guarantor or any of their respective Subsidiaries to execute and deliver to the Agent, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Agent duly executed on behalf of such lessor waiving any distraint, liens and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith. In addition, each Borrower and each Guarantor agrees to deliver to the Agent from time to time upon the acquisition or creation of any subsidiary not listed in Schedule 4.4 hereto supplements to
Schedule 4.4 such that such Schedule, together with such supplements, shall at all times accurately reflect the information provided for thereon. The Company further agrees to take all necessary action to ensure that the Agent and the Lenders may rely on the audited financial statements of the Company and its Subsidiaries, including without limitation any necessary acknowledgments or consents from the Company's auditors as may be required under applicable law.

         (h) Year 2000. Take, and cause each of its Subsidiaries to take, all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Company will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         (i) Required Hedging Agreements. The Company will maintain one or more Hedging Agreements with one or more financial institutions acceptable to the Agent, providing for a fixed rate of interest on a notional amount mutually acceptable to the Agent and the Company. The Company will not, and will not permit any Subsidiary to, enter into any Financial Contract for purposes of financial speculation.

    5.2 Negative Covenants. Until the last to occur of the Maturity Date B, Maturity Date A and the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Advances and the performance of all other obligations of the Borrowers under this Agreement, each Borrower agrees that, unless the requisite Lenders pursuant to Section 8.1 shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries or any Guarantor to:



CREDIT AGREEMENT                                                       Page 52

         (a) Net Worth. Permit or suffer the consolidated Net Worth of the Company and its Subsidiaries at any time to be less than the sum of $23,500,000, plus 100% of the net proceeds of any issuance of the Capital Stock of the Company after the Effective Date, plus 50% of the net income (net of any Permitted LLC Tax Dividends) of the Company and its Subsidiaries, added as of the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1999, provided that if such net income is negative in any fiscal year the amount added for such fiscal year shall be zero and shall not reduce the amount added for any other fiscal year.

         (b) Total Debt to EBITDA Ratio. Permit or suffer the Total Debt to EBITDA Ratio to be greater than (i) 5.0 to 1.0 at any time from and including the Effective Date to and including September 29, 1999, (ii) 4.75 to 1.0 at any time from and including September 30, 1999 to and including March 30, 2000,
(iii) 4.50 to 1.0 at any time from and including March 31, 2000 to and including March 30, 2001, (iv) 4.25 to 1.0 at any time from and including March 31, 2001 to and including March 30, 2002, (v) 4.00 to 1.0 at any time from and including March 31, 2002 to and including March 30, 2003, (vi) 3.75 to 1.0 at any time from and including March 31, 2003 to and including March 30, 2004, (vii) 3.50 to
1.0 at any time from and including March 31, 2004 to and including March 30, 2005, or (viii) 3.25 to 1.0 at any time thereafter.

         (c) Interest Coverage Ratio. Permit or suffer the Interest Coverage Ratio to be less than (i) 2.0 to 1.0 as of the end of any fiscal quarter of the Company ending on or before June 30, 1999, (ii) 2.1 to 1.0 as of the end of any fiscal quarter of the Company ending on or after September 30, 1999 but on or before December 31, 1999, (iii) 2.25 to 1.0 as of the end of any fiscal quarter of the Company ending on or after March 31, 2000 but on or before December 31, 2000, (iv) 2.50 to 1.0 as of the end of any fiscal quarter of the Company ending on or after March 31, 2001 but on or before December 31, 2001, (v) 2.75 to 1.0 as of the end of any fiscal quarter of the Company ending on or after March 31, 2002 but on or before December 31, 2002, (vi) 3.00 to 1.0 as of the end of any fiscal quarter of the Company ending on or after March 31, 2003 but on or before December 31, 2003, (vii) 3.25 to 1.0 as of the end of any fiscal quarter of the Company ending on or after March 31, 2004 but on or before December 31, 2004, or
(viii) 3.50 to 1.0 as of the end of any fiscal quarter of the Company ending thereafter.

         (d) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than (i) 1.0 to 1.0 as of the end of any fiscal quarter of the Company ending on or before December 31, 1999, (ii) 1.05 to 1.0 as of the end of any fiscal quarter of the Company ending on or after March 31, 2000 but on or before December 31, 2001, or (iii) 1.10 to 1.0 as of the end of any fiscal quarter of the Company thereafter.

         (e) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, or permit or suffer any Subsidiary or any Guarantor to create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

              (i) The Lender Indebtedness;

              (ii) The Indebtedness described in Schedule 5.2(e) hereto and refinancings thereof, but no increase in the amount thereof (as such amount is reduced from time to time) and no modifications of the terms thereof which is less favorable to the Company or more restrictive on the Company in any material manner shall be permitted;

              (iii) Indebtedness of any Subsidiary of the Company owing to the Company or to any other Subsidiary of the Company;


CREDIT AGREEMENT                                                       Page 53

              (iv) Subordinated Debt, including the related subordinated guarantees, pursuant to the Senior Subordinated Debt Documents, provided that the aggregate principal amount of such Subordinated Debt shall not exceed $125,000,000;

              (v) Indebtedness pursuant to the Senior Unsecured Notes in an aggregate amount not to exceed a principal amount equal to $14,015,000, as reduced from time to time;

              (vi) Subordinated Debt owing to shareholders of the Company;

              (vii) Trade accounts payable and accrued expenses arising in the ordinary course which are past due in an amount which is not material in the aggregate for the Company and its Subsidiaries on a consolidated basis or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of the Company;

              (viii) Indebtedness on connection with receivables factoring under terms and in countries acceptable to the Agent, provided that the aggregate outstanding amount of such Indebtedness may not exceed $35,000,000; and

              (ix) Indebtedness other than (i) through (viii) above not exceeding $25,000,000 in aggregate amount at any time outstanding.

         (f) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                   (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                   (ii) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due or which are being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of Company or such Subsidiary, (D) liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                   (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;



CREDIT AGREEMENT                                                       Page 54

                   (iv) Liens created pursuant to the Security Documents and Liens expressly permitted by the Security Documents;

                   (v) Each Lien described in Schedule 5.2(f) hereto may be suffered to exist, provided that there may be no increase in the amount of indebtedness, obligations or liabilities secured thereby and it may not secure any other indebtedness, obligations and liabilities other than those now secured;

                   (vi) Any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset, provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time;

                   (vii) Any Lien on any assets of any Subsidiaries of the Company in favor of the Company securing permitted Indebtedness of such Subsidiary owing to the Company, provided that such Lien is subordinated to the Liens of the Agent by written agreements satisfactory to the Agent;

                   (viii) The interest or title of a lessor under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder is not delinquent in any material respect; and

                   (ix) Liens on receivables which are subject to factoring arrangements to the extent permitted by, and securing only the Indebtedness allowed by, Section 5.2(e)(viii).

              (g) Merger; Acquisitions; Etc. Make any Acquisition; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other Person, provided, however, that this Section 5.2(g) shall not prohibit
(i) any merger of any Subsidiary with or into another Subsidiary or any merger of any Subsidiary into the Company, provided that (A) there is no Unmatured Event or Event of Default either before or after such merger, (B) if any such merger involves the Company, the Company shall be the surviving corporation and
(C) if any such merger involves the Company or any Guarantor, the consolidated Net Worth of the Company or such Guarantor involved in such merger immediately after the merger would be equal to or greater than its consolidated Net Worth immediately preceding such merger, (ii) any Acquisition if the aggregate amount of consideration paid or payable for all such Acquisitions on or after the Effective Date (other than the Foggini Acquisition) does not exceed $1,000,000, provided that there is no Umatured Event or Event of Default either before or after such Acquisition and the consolidated Net Worth of the Company and its Subsidiaries after such Acquisition would be equal to or greater than its consolidated Net Worth immediately preceding such Acquisition, or (iii) the Foggini Acquisition in accordance with the terms of this Agreement.

         (h) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment which are not material in the aggregate, and shall not permit or suffer any Subsidiary to do any of the foregoing; provided, however, that this Section 5.2(h) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition (i) if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the Effective Date of this Agreement shall be less than $1,000,000 in the aggregate and if, immediately after such transaction, no

CREDIT AGREEMENT                                                       Page 55

Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (ii) sales as to which proceeds are used within 180 days to purchase or construct assets of at least equivalent value to those sold, (iii) sales as to which proceeds are used to make prepayments on the Advances in accordance with Section 3.1(c), (iv) transfers of assets, including without limitation Capital Stock, between Guarantors or between the Company and Guarantors, (v) investments which consist of transfers of assets instead of cash and which are permitted by Section 5.2(k) or (vi) such transfer of assets as pursuant to a dividend or redemption permitted by Section 5.2(j) or an investment, loan or advance permitted pursuant to Section 5.2(k); provided, however, in the case of any of the foregoing permitted sales, leases, licenses, transfers, assignments or other dispositions (an "Asset Sale") the Company shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless (A) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an officer's certificate delivered to the Agent) of the assets and (B) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's' most recent balance sheet), of the Company or any Subsidiary that are assumed by the transferee of any such assets such that the Company or such Subsidiary have no further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and the definition of Net Cash Proceeds, and the Agent promptly shall obtain a first priority security interest in any non cash consideration for any Asset Sale.

         (i) Nature of Business. Make or suffer any substantial change in the nature of its business from that engaged in on the Effective Date or engage in any other businesses other than those in which it is engaged on the Effective Date.

         (j) Dividends and Other Restricted Payments. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its Capital Stock other than such dividends, payments or other distributions (i) to the extent payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, (ii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any employee of the Company upon termination of employment of such employee, provided that the aggregate price paid for such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $1,000,000 in any consecutive twelve month period, no Event of Default or Unmatured Event shall have occurred and be continuing immediately after such transaction and the price paid for such Capital Stock shall be made in accordance with the existing agreements relating thereto, and (iii) the following described dividends: For so long as the Company is a limited liability company or substantially similar pass-through entity for Federal income tax purposes, the Company may make cash distributions to its shareholders, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period. If any portion of a Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such undistributed portion. Within 10 days following the Company's filing of Internal Revenue Service Form 1120S for the immediately preceding taxable year, the Tax Amounts CPA shall file with the Agent a written statement indicating in reasonable detail the calculation of the True-Up Amount. In the case of a True-up Amount due to the stockholders, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be increased by such True-up Amount. In the case of a True-up Amount due to the Company, the Permitted Quarterly Tax Distribution payable during the immediately following Quarterly Payment Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax




CREDIT AGREEMENT                                                       Page 56

Distributions until such True-up Amount is entirely offset. The Company will not issue any preferred stock or Disqualified Stock. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any payment or other transfer of any kind in respect of any Non-Competition Agreement if any Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and will not amend or modify, or make any optional payment on, any Non-Competition Agreement. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any optional payment or other optional transfer of any kind pursuant to the Foggini Option Agreement (and it is acknowledged and agreed that the payment under the Foggini Option Agreement for the acquisition of all or any part of the Capital Stock of Key Europe is an optional payment) and will not amend or modify the Foggini Option Agreement or enter into any other agreement relating to the purchase of the Capital Stock of Key Europe which is not owned by the Company.

         (k) Investments, Loans and Advances. Purchase or otherwise acquire any Capital Stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other Person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any other investment or contribution or acquire any interest whatsoever in, any other Person; nor incur any Contingent Liability except to the extent permitted under Section 5.2(e) and other Contingent Liabilities in aggregate amount not to exceed $250,000; nor permit any Subsidiary to do any of the foregoing; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, (ii) Cash Equivalents, (iii) investments, loans and advances in and to any Guarantor, or any person becoming a Guarantor as a result thereof, provided that any such loan or advance shall be represented by a promissory note in form and substance satisfactory to the Agent and pledged to the Agent for the benefit of itself and the Lenders, (iv) investments, loans and advances after the Effective Date of this Agreement in Foreign Subsidiaries which are not Guarantors in aggregate amount not exceeding $12,500,000, provided, however, that (A) such investments, loans and advances under Section 5.2(k)(iv) shall not be permitted unless immediately before and after (on a pro forma basis acceptable to the Agent and supported by such certificates and opinions as requested by the Agent) such investment, loan or advance: (w) the terms and conditions thereof shall be satisfactory to the Agent, (x) no Unmatured Event or Event of Default shall exist or shall have occurred and be continuing, (y) the representations and warranties contained in the Loan Documents shall be true and correct on and as of the date such investment, loan or advance is made as if made on the date thereof and giving effect thereto and (z) the Company is able to borrow at least $10,000,000 in Revolving Credit Loans after giving effect to such investment, loan or advance and (B) it is acknowledged and agreed that the deferral of existing royalty and management fees owing by any Subsidiary to the Company consistent with the past practice of the Company and the sale of product by the Company to Subsidiaries on customary trade terms on an arms length basis shall not be considered investments, loans and advances to such Subsidiary and shall not be prohibited by this Section 5.2(k), provided that any such amounts are not included as revenues of the Company and its Subsidiaries during such deferral,
(vii) extensions of credit to employees and officers of the Company and its Subsidiaries in the ordinary course of business for the purpose of purchasing Capital Stock of the Company not in excess of $1,000,000 in aggregate amount at any one time outstanding for all employees and officers, (viii) investments, loans and advances in an aggregate amount not to exceed the existing investment as of the Effective Date plus $1,500,000 in a joint venture known as Key-Inouac joint venture on the terms disclosed to the Lenders prior to the Effective Date, and (ix) those investments, loans, advances and other transactions described in
Schedule 5.2(k) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted.

         (l) Transactions with Affiliates. Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliates (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been



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obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Agent (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, an opinion as to the fairness to the Lenders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing, provided that (A) (1) any employment or consulting agreement or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (2) transactions between or among the Company and/or the Guarantors and (3) Permitted Quarterly Tax Distributions and other dividends and redemptions pursuant to Section 5.2(j) shall not be deemed Affiliate Transactions and (B) any loan, advance or investment permitted by Section 5.2 (k) shall not be subject to clause (y) above.

         (m) Inconsistent Agreements. Enter into any agreement or permit or suffer any Subsidiary to enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

         (n) Negative Pledge Limitation. Enter into any agreement (other than the Senior Subordinated Note Indenture), including without limitation any amendments to existing agreements, with any Person other than the Lenders pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

         (o) Subsidiary Dividends. The Company covenants that it will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms materially restricts the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on such Subsidiary's Capital Stock, (ii) pay any Indebtedness owed to the Company or any of its other Subsidiaries, (iii) make any loans or advances to the Company or any of such other Subsidiaries or (iv) transfer any material portion of its assets to the Company or any of such other Subsidiaries, except for such encumbrances or restrictions required by applicable law.

         (p) Payments and Modification of Debt. Make, or permit any Subsidiary to make, any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment or redemption of any of its or any of its Subsidiaries' Subordinated Debt or other Indebtedness or amend or modify, or consent or agree to any amendment or modification of, any instrument or agreement under which any of its Subordinated Debt is issued or created or otherwise related thereto, or enter into any agreement or arrangement providing for any defeasance of any kind of any of its Subordinated Debt, or designate any Indebtedness (other than the Lender Indebtedness) as "Designated Senior Debt" under the Senior Subordinated Debt Documents, provided that the Company may prepay the Senior Unsecured Notes if no Unmatured Event or Event of Default exists or would be caused thereby and if the conditions to receiving a Revolving Credit Loan are satisfied. Nothing in this Section 5.2(p) shall prohibit the Company from making any mandatory payment under Sections 4.12, 4.13 or 4.16 of the Senior Unsecured Note Indenture.

         (q) Capital Expenditures. Acquire or contract to acquire any fixed asset or make any other Capital Expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and other Capital Expenditures made by the Company or any of its Subsidiaries during any fiscal year of the Company would exceed, on a consolidated basis, an amount equal to the sum of (i) (A)



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$38,500,000 for the fiscal year of the Company ending December 31, 1999, (B) $40,000,000 for the fiscal year of the Company ending December 31, 2000, (C) $45,000,000 for the fiscal year of the Company ending December 31, 2001, or (C) $50,000,000 for any fiscal year thereafter, plus (ii) the amount of Capital Expenditures allowed for the previous fiscal year (without giving effect to any increase in the amount thereof caused by this clause (ii)) minus the amount of actual Capital Expenditures for the previous fiscal year, plus (iii) if the Company meets or exceeds its projected EBITDA (as contained in the Company's projections delivered to the Agent prior to the Effective Date) for the previous fiscal year and cumulatively for all fiscal years ending after the Effective Date through such previous fiscal year, $5,000,000, plus (iv) up to $2,000,000 in aggregate amount (or such lesser amount as determined by the Agent) per fiscal year for program specific Capital Expenditures for new business programs not awarded as of the Effective Date, such Capital Expenditures acceptable to the Agent.

         5.3 Additional Covenants. If at any time a Borrower shall enter into or be a party to any instrument or agreement with respect to any Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $1,000,000, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then such Borrower shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent shall request, upon notice to Borrowers, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the Senior Subordinated Debt Documents not substantially provided for in this Agreement or more favorable to the holders of Subordinated Debt issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.


                                   ARTICLE VI

                                     DEFAULT

    6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived by the requisite Lenders pursuant to Section 8.1:

         (a) Nonpayment. Any Borrower shall fail to pay when due any principal of the Loans, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise), or, within 5 days after becoming due, any interest on the Loans or any fees or any other amount payable hereunder;

         (b) Misrepresentation. Any representation or warranty made by any Borrower or any Guarantor in any Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of any Borrower or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

         (c) Certain Covenants. Any Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d),
Section 5.2 (other than Sections 5.2(e), (f), (l), (m), and (n)) or 5.3 hereof;



CREDIT AGREEMENT                                                       Page 59

         (d) Other Defaults. (i) Any Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Sections 5.2(e) or (f) hereof and any such failure shall remain unremedied for 5 Business Days after written notice thereof shall have been given to the Company by the Agent or (ii) any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document (other than those described in Sections 6.1(a), (b) or 6.1(c) or clause (i) of this Section 6.1(d)), and any such failure shall remain unremedied for 20 calendar days after written notice thereof shall have been given to the Company by the Agent (or such longer or shorter period of time as may be specified in such Loan Document);

         (e) Other Indebtedness. Any Borrower or any Guarantor shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $1,000,000; or any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company;

         (f) Judgments. One or more judgments or orders for the payment of money (not fully paid or covered without dispute by insurance) in an aggregate amount of $1,000,000 in any fiscal year shall be rendered against any Borrower or any Guarantor, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect any Borrower or any Guarantor which causes or could cause or could have a Material Adverse Effect, and either
(i) such judgment or order shall have remained unsatisfied and such Borrower or such Guarantor shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or
(ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order;

         (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of any Borrower, any Guarantor or any ERISA Affiliate to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by any Borrower, any Guarantor or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or any Borrower, any Guarantor or any ERISA Affiliate shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan; or any Person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of any Borrower, any Guarantor or any ERISA Affiliate to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of any Borrower or any Guarantor or any ERISA Affiliate to the PBGC or any Plan; or the withdrawal of any Borrower, any Guarantor or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or any Borrower, any Guarantor or any ERISA Affiliate becomes an employer with respect to any




CREDIT AGREEMENT                                                       Page 60

Multiemployer Plan without the prior written consent of the Required Lenders; provided, however, that the aggregate liability caused by any of the foregoing exceeds $1,000,000;

                   (h) Insolvency, Etc. Any Borrower, any Guarantor or any of their respective Subsidiaries shall be dissolved or liquidated or any judgment, order or decree therefor shall be entered (other than dissolutions or liquidations of Subsidiaries permitted by Section 5.1(a)), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, administration, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law in any country relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver (including an administrative receiver), trustee, administrator, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against any Borrower, Guarantor or Subsidiary and is being contested by such Borrower, Guarantor or Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or any Borrower, Guarantor or Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection;

                   (i) Other Documents. Any material provision of any Loan Document or any Subordinated Debt Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person or any obligor shall deny that it has any or further liability or obligation thereunder, or any Loan Document or any Subordinated Debt Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby in any material manner;

                   (j) Control.  Any Change of Control shall occur; or

                  (k) Foggini Acquisition. (i) the Foggini Acquisition shall not be consummated in accordance with this Agreement and the Foggini Acquisition Documents concurrently or within one Business Day of the making of the initial Loans, or the Foggini Acquisition shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason, or (ii) Company shall agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any of the Foggini Acquisition Documents as in effect on the Effective Date, in a manner adverse to the Company or any of its Subsidiaries or to the Lenders without the prior written consent of the Agent.

           6.2     Remedies.

                   (a) Upon the occurrence and during the continuance of any Event of Default, by notice to the Company (i) the Agent may, and upon being directed to do so by the Required Revolving Credit Lenders shall, terminate the Commitments or (ii) the Agent may, and upon being directed to do so by the Required Lenders, shall declare the outstanding principal of, and accrued interest on, the Loans, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) the Agent may, and upon being directed to do so by the Required Lenders, shall demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, as the case may be, provided that in the case of any event or condition




CREDIT AGREEMENT                                                        Page 61
described in Section 6.1(h), the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Borrowers' obligations under this Agreement to the Lenders and the Agent.

                   (b) The Agent may and, upon being directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under this Agreement or any other Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any other Loan Document or in aid of the exercise of any power granted in any other Loan Document.

                   (c) Upon the occurrence and during the continuance of any Event of Default, each Lender may, subject to Section 7.10, at any time and from time to time, without notice to any Borrower (any requirement for such notice being expressly waived by each Borrower) set off and apply against any and all of the obligations of any Borrower now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower and any property of any Borrower from time to time in possession of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Borrowers under this Agreement to the maximum extent permitted by applicable law. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

           6.3 Distribution of Proceeds of Collateral. All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by the Agent or any Lender pursuant to the Guaranties subsequent to and during the continuance of any Event of Default, shall be allocated and distributed by the Agent as follows:

                   (a) First, to the payment of all reasonable costs and expenses, including without limitation all reasonable attorneys' fees, of the Agent in connection with the enforcement of the Security Documents and otherwise administering this Agreement and the other Loan Documents;

                   (b) Second, to the payment of all fees required to be paid under any Loan Document including commitment fees, owing to the Lenders and the Agent pursuant to the Lender Indebtedness on a pro rata basis in accordance with the Lender Indebtedness consisting of fees owing to the Lenders and Agent under the Lender Indebtedness, for application to payment of such liabilities;

                   (c) Third, to the Lenders and Agent on a pro rata basis in accordance with the Lender Indebtedness consisting of interest owing to the Lenders and the Agent under the Lender Indebtedness and obligations and liabilities relating to Hedging Agreements owing to the Lenders and the Agent under the Lender Indebtedness for application to payment of such liabilities;



CREDIT AGREEMENT                                                        Page 62

                   (d) Fourth, to the Lenders and the Agent on a pro rata basis in accordance with the Lender Indebtedness consisting of principal (including without limitation any cash collateral for any outstanding Letters of Credit), for application to payment of such liabilities;

                   (e) Fifth, to the payment of any and all other amounts owing to the Lenders and the Agent on a pro rata basis in accordance with the total amount of such Indebtedness owing to each of the Lenders and the Agent, for application to payment of such liabilities; and

                   (f) Sixth, to the Borrowers, their respective Subsidiaries or such other Persons as may be legally entitled thereto.

Notwithstanding the foregoing, no payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

         (i) First, if applicable to any payments due from such Defaulting Lender to the Agent, and

         (ii) Second, to Loans required to be made by such Defaulting Lender on any borrowing date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of all Commitments and the payment and performance of all of the Advances and other obligations owing hereunder (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

           6.4 Letter of Credit Liabilities. For the purposes of payments and distributions under Section 6.3, the full amount of Lender Indebtedness on account of any Letter of Credit then outstanding but not drawn upon shall be deemed to be then due and owing. Amounts distributable to the Lenders or Agent on account of such Lender Indebtedness under such Letters of Credit shall be deposited in a separate collateral account in the name of and under the control of the Agent and held by the Agent first as security for such Letter of Credit Lender Indebtedness and then as security for all other Lender Indebtedness and the amount so deposited shall be applied to the Letter of Credit Lender Indebtedness at such times and to the extent that such Letter of Credit Lender Indebtedness become absolute liabilities and if and to the extent that the Letter of Credit Lender Indebtedness fail to become absolute Lender Indebtedness because of the expiration or termination of the underlying Letters of Credit without being drawn upon then such amounts shall be applied to the remaining Lender Indebtedness in the order provided in Section 6.3. The Borrowers hereby grant to the Agent, for the benefit of the Lenders and Agent, a lien and security interest in all such funds deposited in such separate collateral account, as security for all the Lender Indebtedness as set forth above.



                                   ARTICLE VII

                            THE AGENT AND THE LENDERS


         7.1. Appointment; Nature of Relationship. NBD is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent




CREDIT AGREEMENT                                                        Page 63
to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         7.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         7.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Company or any of its Subsidiaries, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         7.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article II, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Company or any Subsidiary to the Agent at such time, but is voluntarily furnished by the Company or any Subsidiary to the Agent (either in its capacity as Agent or in its individual capacity).

         7.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or the Required Revolving Credit Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Advances. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders or the Required Revolving Credit lenders, as the case may be. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.



CREDIT AGREEMENT                                                        Page 64

         7.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         7.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         7.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 7.8 shall survive payment of the Obligations and termination of this Agreement.

         7.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event or Event of Default hereunder unless the Agent has received written notice from a Lender or the Company referring to this Agreement describing such Unmatured Event or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         7.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not, subject to Section 8.6, obligated to remain a Lender.

         7.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.




CREDIT AGREEMENT                                                        Page 65

         7.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Company shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article VII shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         7.13. Collateral Management. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to the collateral or the Security Documents which may be necessary (i) to perfect and maintain perfected the security interest in and liens upon the collateral granted pursuant to the Security Documents; and (ii) to release portions of the collateral from the security interests and liens imposed by the Security Documents in connection with any dispositions of such portions of the collateral permitted hereby. In the event that the Borrowers or the Guarantors desire to sell or otherwise dispose of any assets and such sale or disposition is permitted hereby, the Agent shall, upon timely notice from the Borrowers, release such portions of the collateral from the security interests and liens imposed by the Security Documents as may be specified by the Borrowers or the Guarantors in order for the Borrowers or the Guarantors to consummate such proposed sale or disposition, provided that at or prior to the time of such proposed sale or disposition no Unmatured Event or Event of Default shall have occurred and be continuing, including, without limitation, any Unmatured Event or Event of Default that would arise upon consummation of such sale or disposition. For purposes of the preceding sentence, the Borrowers shall give timely notice if, not less than two Business Days prior to the date of such proposed sale or disposition, they shall furnish to the Agent an officers' certificate setting forth in reasonable detail the circumstances of such proposed sale or disposition.

         7.14. Right to Indemnity. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         7.15 Sharing of Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Lender Indebtedness owing from a Borrower (other than payments received pursuant to Sections 3.7, 3.8, 3.9, and 8.5) in a greater proportion than that received by any other Lender on its Lender Indebtedness owing from such Borrower, such Lender agrees, promptly upon demand, to purchase a portion of the Advances to such Borrower held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Advances to such Borrower. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Lender Indebtedness or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their aggregate Lender Indebtedness (in accordance with the formula set forth in the next sentence). In





CREDIT AGREEMENT                                                        Page 66
addition to the equalization accomplished by the first two sentences of this
Section 7.15, if any Lender receives the proceeds of any collateral upon and during the continuance of any Event of Default, including without limitation in connection with any enforcement of remedies hereunder, in a greater proportion (based on the ratio of such Lender's aggregate Lender Indebtedness (as calculated in Dollars based on the Dollar Equivalent of such amount on the date of acceleration of the Lender Indebtedness pursuant to Section 6.2) to the sum of the Lender Indebtedness of all Lenders (as calculated in Dollars based on the Dollar Equivalent of such amount on the date of acceleration of the Lender Indebtedness pursuant to Section 6.2)) than that received by any other Lender, such Lender and all other Lenders agree to purchase participation interests in other Lender Indebtedness and/or take such other reasonable actions and make such other equitable adjustments among the Lenders as reasonably agreed to by the Lenders, to ensure that each Lender receives its proportionate share (based on its Dollar Equivalent share of the Lender Indebtedness of all Lenders) of all such proceeds of collateral. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise and/or make other appropriate adjustments. Each Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent shall engage in any other transactions with any of the Borrowers and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

                  7.16 Withholding Tax Exemption. (A) Each Lender that is not organized and incorporated under the laws of the United States or any State thereof agrees to file with the Agent and the Company, in duplicate, (a) on or before the later of (i) the Effective Date and (ii) the date such Lender becomes a Lender under this Agreement and (b) thereafter, for each taxable year of such Lender (in the case of a Form 4224) or for each third taxable year of such Lender (in the case of any other form) during which interest or fees arising under this Agreement and the other Loan Documents are received, unless not legally able to do so as a result of a change in United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause
(a), on or prior to the immediately following due date of any payment by the Company hereunder, (1) a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from Unites States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, or (2) in the case that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, a properly completed and executed copy of Internal Revenue Service form W-8, and such Lender



CREDIT AGREEMENT                                                        Page 67
warrants to the Company that the form so filed will be true and complete; provided that such Lender's failure to complete and execute such Form 4224 or Form 1001, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Company of any of its obligations under this Agreement, except as otherwise provided in this
Section 7.16.

         (B) Each Canadian Lender that is created or organized under the laws of a jurisdiction other than Canada or a Province thereof making Canadian Advances shall deliver, or have its Applicable Lending Office to be used to make Canadian Advances deliver, to the Company and the Agent on the date on which such Canadian Lender becomes a Lender hereunder, evidence that the Minister of National Revenue is satisfied that payments made to such Lender hereunder are not subject to Taxes pursuant to Regulation 805(2) of the Income Tax Act ("Evidence of Canadian Tax Exemption"). In addition, from time to time after the date on which such Canadian Lender becomes a Lender hereunder upon the reasonable request of the Company, each such Canadian Lender further agrees to deliver to the Company and the Agent further Evidence of Canadian Tax Exemption, unless any change in treaty, law, regulation or official interpretation thereof prevents such Lender from duly providing same. Nothing in this Section 7.16(B) shall relieve the Company or the Canadian Subsidiary of any of their respective obligations under this Agreement, except as otherwise provided in this Section 7.16.



                                  ARTICLE VIII

                                  MISCELLANEOUS

             8.1  Amendments, Etc.   (a) No amendment, modification, termination
or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders and, to the extent any rights, obligations or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of (including any reallocation of amounts payable among the different types of Advances resulting in a reduction of the amount payable on a type of Advance, except to the extent permitted hereunder), any payment of the principal of, or interest on, the Loans or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) increase or extend the respective Commitments of any Lender without such Lender's consent or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of
Section 7.15 or the definition of Required Lenders, or (iii) release any material amount of collateral (other than releases permitted by the Loan Documents) or release any material Guarantor, and provided, further, that no such amendment, modification, termination, waiver or consent, shall, (A) without the consent of the Required Revolving Credit Lenders, amend or modify the definition of Required Revolving Credit Lenders or allow the Company to obtain a Revolving Credit Advance if it would otherwise be unable to absent such amendment, modification, termination, waiver or consent, and (B) without the consent of the Required Term Loan B Lenders, amend or modify the definition of Required Term Loan B Lenders or amend or modify Section 3.1 (g), (h) or (i). Notwithstanding the foregoing, Schedule 1.1-A may be amended as follows:

         (1) Schedule 1.1-A may be amended to add Subsidiaries of the Company as additional Borrowing Subsidiaries upon (x) execution and delivery by the Borrowers, any such Borrowing Subsidiary and the Agent, of a Joinder Agreement providing for any such Subsidiary to become a Borrowing Subsidiary, (y) delivery to the Agent of a legal opinion in respect of such additional Subsidiary Borrower acceptable to the Agent, such other documents with respect thereto as the Agent shall reasonably request and (z) the written approval of the Agent in its sole discretion.



CREDIT AGREEMENT                                                        Page 68

         (2) Schedule 1.1-A will be amended to remove any Subsidiary as a Borrowing Subsidiary upon written notice by the Company to the Agent to such effect and repayment in full of all outstanding Loans of such Borrowing Subsidiary.


         (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Lenders to the Agent, and, for purposes of determining the Required Lenders, the Required Revolving Credit Lenders or the Required Term Loan B Lenders at any time, the Commitments and the Advances of each Defaulting Lender shall be disregarded.

    8.2 Notices. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers, the Agent and the Lenders at the respective addresses and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by any Borrower, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or in the case of telex notice, upon receipt of the appropriate answerback, or, in the case of facsimile notice, upon receipt of a confirmation mechanically produced by the facsimile machine, provided, however, that notices to the Agent shall not be effective until received.

              (b) Notices by a Borrower to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section
3.1 shall be irrevocable and binding on the Borrowers.

              (c) Any notice to be given by a Borrower to the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Lender hereunder, may be given by telephone, and all such notices given by a Borrower must be immediately confirmed in writing in the manner provided in Section 8.2
(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

           8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Lender under any Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by any Loan Document or by applicable law to the Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Agent or any Lender.

           8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of each Borrower and each Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other document furnished by or on behalf of any



CREDIT AGREEMENT                                                        Page 69

Borrower or any Guarantor in connection with the negotiation and modification of this Agreement shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrowers set forth in Section 3.7, 3.9 and 8.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

           8.5 Expenses; Indemnification. (a) The Borrowers agree to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson Wright PLLC and any other counsel retained by the Agent in connection with the preparation, execution, delivery and administration of the Loan Documents and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of the Loan Security Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) all reasonable costs and expenses of the Agent (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Unmatured Event or Event of Default, (iv) all reasonable costs and expenses of the Agent and the Lenders (including reasonable fees and expenses of the Agent and the Lenders) in connection with the enforcement of, or the exercise or preservation of any rights under, any Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (v) all reasonable costs and expenses of the Agent (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                   (b) The Borrowers agree to indemnify each Lender, the Agent and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnified Party in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Party shall be designated a party thereto) (collectively, the "Indemnified Liabilities") at any time relating to (whether before or after the execution of this Agreement) any of the following:

                   (i) any actual or proposed use of the Advances hereunder by the Company or any of its Subsidiaries or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance;
                   (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of a Borrower as the result of any determination by any Lender not to make any Advance);

                   (iii) any investigation, litigation or proceeding related to the Foggini Acquisition or any other acquisition or proposed acquisition by the Company or any of its Subsidiaries at any time of all or any portion of the stock or assets of any Person or to the issuance of, or any other matter relating to, any Subordinated Debt, whether or not any Indemnified Party is a party thereto;

                   (iv) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to any release by the Company or any of its Subsidiaries of any Hazardous Material or any violations of Environmental Laws; or



CREDIT AGREEMENT                                                        Page 70

                   (v) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Company or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company or any Subsidiary thereof conducted subsequent to a foreclosure on such property by any Indemnified Party or by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

           Provided that no Indemnified Party shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

           8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that a Borrower may not, without the prior consent of all the Lenders, assign its rights or obligations under any Loan Document and the Lenders shall not be obligated to make any Advance hereunder to any entity other than a Borrower.

                  (b) Any Lender may sell a participation interest to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Lender's rights and benefits under the Loan Documents, and to the extent of that participation, such participant or participants shall have the same rights and benefits against each Borrower under Section 6.2(c) as it or they would have had if participation of such participant or participants were the Lender making the Advances to such Borrower hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Advances and Notes (if applicable) for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or the Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder and (iv) such participation shall in no event be less than $2,000,000. The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under the Loan Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that any Borrower provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. Each Borrower hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

                  (c) Each Lender may, with the prior written consents of the Company, which consent from the Company shall not be unreasonably withheld or delayed and shall not be required if any Event of Default has occurred and is continuing or if such assignment is to another Lender, an Affiliate of a Lender or a Related Fund of a Term Loan B Lender, and the prior written consent of the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all



CREDIT AGREEMENT                                                      Page 71
or a portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations with respect to (x) its Revolving Credit Commitment, Revolving Credit Advances, Term Loan A Commitment and Term Loan A or (y) its Term Loan B Commitment and Term Loan B, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the amount of the Commitments or the amount of the Advances assigned, as the case may be, of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or $2,000,000 if such assignment is with respect to a Term Loan B Commitment and Term Loan B only), and in integral multiples of $1,000,000 thereafter, or such lesser amount as to which the Company and the Agent may consent and (B) after giving effect to each such assignment, unless such assignment is of the entire amount of the Commitments of the assigning Lender, the amount of the Commitments of the assigning Lender shall in no event be less than $5,000,000 (or $2,000,000 if such assignment is with respect to a Term Loan B Commitment and Term Loan B only), or such lesser amount as the Company and the Agent may consent to and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit K hereto (an "Assignment and Acceptance"), together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                   (d) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the Guarantors or the performance or observance by the Borrowers or the Guarantors of any of their obligations under this Agreement or any other Loan Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance under the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                   (e) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for



CREDIT AGREEMENT                                                        Page 72
all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                   (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes (if any) subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. If requested by the assigning and/or assignee Lender, within five Business Days after its receipt of such notice, each affected Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit K hereto.

                   (g) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers, provided that assignee or participant agrees to keep all non public information confidential.

                   (h) Notwithstanding any other provision set forth in this Agreement; any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes, if any, held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and (ii) any Term Loan B Lender that is a fund that invests in bank loans may, without the consent of the Company or Agent, assign or pledge all or any portion of its Advances and Notes (if any) to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

           8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

           8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower further agrees that any legal action or proceeding with respect to any Loan Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Borrower hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its Person and property and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth on the signature pages hereof or as provided pursuant to Section 8.2. Nothing in this paragraph shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent to bring any such action or proceeding against each Borrower or its property in the courts




CREDIT AGREEMENT                                                        Page 73
of any other jurisdiction. Each Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

           8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

           8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

           8.11 Integration and Severability. The Loan Documents embody the entire agreement and understanding among the Borrowers and the Agent and the Lenders, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Borrowers under any Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under any Loan Document in any other jurisdiction.

           8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Unmatured Event or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such an Unmatured Event or an Event of Default if such action is taken or such condition exists.

           8.13 Interest Rate Limitation. Notwithstanding any provision of any Loan Document, in no event shall the amount of interest paid or agreed to be paid by a Borrower exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of any Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to such Borrower if such principal and all other obligations of the Borrowers to the Lenders have been paid in full.

           8.14 Judgment and Payment. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder by a Borrower in one currency into another currency, each Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which the final judgment is given.

                (b) The obligations of each Borrower in respect of any sum due in Dollars to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any payment obligation or judgment in a currency (the "Payment Currency") other than Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Payment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Payment Currency; if the amount of


CREDIT AGREEMENT                                                        Page 74

Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 8.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         8.15     Acknowledgments.  Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of the Agent or any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders; and

                  (d) it waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

           8.16 WAIVER OF JURY TRIAL. THE LENDERS AND THE AGENTS AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER ANY LENDER, THE AGENT NOR ANY BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.

           8.17 Interest Rate Disclosure. For the purposes of the Interest Act (Canada) and Canadian Advances hereunder:

                  (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (X) the applicable rate based on a year of 360 days or 365 days, as the case may be, (Y) multiplied by the actual number of days in the relevant calendar year, and (Z) divided by 360 or 365 as the case may be;

                  (ii) the principal of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and



CREDIT AGREEMENT                                                        Page 75

                  (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.



CREDIT AGREEMENT                                                      Page 76

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 26th day of March, 1999, which shall be the Effective Date of this Agreement.


                                           KEY PLASTICS L.L.C.



                                           By:   /s/ Mark J. Abbo
                                              ---------------------------
                                              Its:  Treasurer
                                                  -----------------------
                                           KEY PLASTICS COMPANY, CANADA



                                           By:  /s/ Mark J. Abbo
                                              ---------------------------
                                              Its:  Treasurer
                                                  -----------------------
                                           KEY PLASTICS U.K.



                                           By:  /s/ Mark J. Abbo
                                              ---------------------------
                                              Its:  Treasurer
                                                  -----------------------
                                           KEY PLASTICS FRANCE S.A.S.



                                           By:  /s/ Mark J. Abbo
                                              ---------------------------
                                              Its:  Treasurer
                                                  -----------------------
                                           KEY PLASTICS INTERNATIONAL S.N.C.



                                           By:  /s/ Mark J. Abbo
                                              ---------------------------
                                              Its:  Treasurer
                                                  -----------------------



CREDIT AGREEMENT                                                        Page 77

                                            FOGGINI-KEY EUROPE, S.A.R.L.



                                            By:    Mark J. Abbo
                                               ------------------------------
                                               Its:    Director
                                                   --------------------------

                                            FOGGINI GROUPE S.A.


                                            By:    Mark J. Abbo
                                               ------------------------------
                                               Its:    Director
                                                   --------------------------

Address for Notices:

21333 Haggerty Road
Novi, Michigan 48375
Attention: Treasurer
Facsimile No.: (248) 449-4130





CREDIT AGREEMENT                                                       Page 78

Revolving Credit Commitment:                 NBD BANK, as Agent and as a Lender
$15,000,000

Term Loan A Commitment:                      By:  /s/ Teresa A. Kalil
$10,000 000                                     --------------------------------


                                             Its:  Vice President
Term Loan B Commitment:                          -------------------------------
$47,500,000


Applicable Lending Offices:
NBD Bank
611 Woodward Avenue
Detroit, Michigan 48226
Attention: Teresa A. Kalil
Telephone: (313) 225-3432
Telecopy: (313) 225-2290

The First National Bank of Chicago, London Branch
First Chicago House
1 Triton Square
London, NW1 3FN,  ENGLAND
Attention: Manager Credit Operations
Telephone: 44-171-903-4150
Telecopy: 44-171-903-4148



                                                        [OTHER LENDERS]




CREDIT AGREEMENT                                                        Page 79